Uniroyal Chemical Company, Inc.

                          Retirement Reserve Fund Plan

                    (Restatement Effective November 1, 1996)

September 27, 1996

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                                TABLE OF CONTENTS

SECTION                                                             PAGE

1     Definitions....................................................  1

2     Eligibility and Participation.................................. 12

3     Employer Contributions......................................... 14

4     Investment of Contributions.................................... 39

5     Vesting........................................................ 47

6     Accounts....................................................... 49

7     Withdrawals During Employment.................................. 52

8     Payment of Benefits............................................ 57

9     Reemployment................................................... 77

10    Administration of the Plan..................................... 80

11    The Trust Fund................................................. 84

12    Amendment of the Plan.......................................... 85

13    Discontinuance of the Plan..................................... 86

14    Participation in the Plan by Affiliates........................ 88

15    Top-Heavy Provisions........................................... 90

16    Loans.......................................................... 93

17    Construction of Plan...........................................101

Appendix A...........................................................  1

Appendix B...........................................................  1

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                                  INTRODUCTION

     The Uniroyal Chemical Company Capital Accumulation Plan for Salaried Employees (the "CAP") and the Uniroyal Chemical Company Retirement Savings Plan (the "Retirement Savings Plan") were both adopted by Uniroyal Chemical Company, Inc., effective as of October 15, 1986. Effective as of January 1, 1989, the CAP was merged into the Retirement Savings Plan, with the continuing Plan being known as the Uniroyal Chemical Capital Accumulation and Retirement Savings Plan (the "Plan"). Effective November 1, 1996 (except that any election made in accordance with this restated Plan may be made as of October 1, 1996), the Plan (which was renamed the Uniroyal Chemical Company Retirement Reserve Fund Plan as of January 1, 1990) is hereby amended and restated, as set forth below.

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                                    SECTION 1

                                   Definitions

     As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

     1.1 "Account" or "Accounts" means, singly or collectively (as the case may be), a Participant's Basic Contributions Account, Participant Contributions Account, Matching Contributions Account and Supplemental Contributions Account.

     1.2 "Affiliate" means any corporation or other trade or business that together with any participating Employer is deemed a single employer under section 414(b), 414(c) or 414(m) of the Code. Any such entity will be considered an Affiliate under the Plan (i) during any such period of affiliated status, and
(ii) to the extent specifically provided elsewhere in the Plan, during any period preceding a period of such affiliated status.

     1.3 "Appropriate Form" means the form provided or prescribed by the Retirement Board for the particular purpose.

     1.4 "Associate" means a person who is employed by an Employer as a salaried or wage management associate, and who is not covered by the terms of a collective bargaining agreement (unless such agreement expressly provides for participation in the Plan), subject to the

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provisions of Section 1.27; provided, however, that if any such person is employed outside the United States and is not a U.S. citizen, such person shall not be an Associate unless the location at which such person is employed has been designated by the Chairman of the Retirement Board as an "Included Location".

     1.5 "Basic Contributions" means the contributions made on behalf of a Participant under Section 3.2, and any additional contributions made on behalf of a Participant under Section 3.6.

     1.6 "Basic Contributions Account" means the separate account maintained on the books of the Plan with respect to the Participant's interest in the Fixed Income Fund attributable to Basic Contributions made on his behalf. There shall also be credited to each Participant's Basic Contributions Account, as of January 1, 1990, the amount (if any) credited to his Capital Accumulation Contributions Account under the Plan on December 31, 1989, in respect of Capital Accumulations Contributions made on his behalf under the Plan as in effect prior to January 1, 1990.

     1.7 "Beneficiary" means the person or persons (including a fiduciary, whether individual or corporate) who, under Section 8, are to receive any death benefits payable in respect of a Participant under the Plan.

     1.8 "Board" means the Board of Directors of the Company.


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     1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.10 "Common Stock" means the common stock, par value $.10, of Crompton & Knowles Corporation, the parent of the Company.

     1.11 "Company" means Uniroyal Chemical Company, Inc.

     1.12 "Earnings" means wages as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Notwithstanding the foregoing, "Earnings" shall include any amount which is not includable in the gross income of the Participant under section 125, 402(a)(8), 402(h) or 403(b) of the Code pursuant to an Earnings reduction election. However, "Earnings" shall not include any amounts paid after termination of employment (other than base salary for the associate's final pay period paid in the normal course). Effective January 1, 1989, a Participant's Earnings for any Year that may be taken into account under the Plan shall not exceed $200,000 ($150,000 for Years after 1993) or such greater amount as is permissible under section 401(a)(17) of the Code. In determining the compensation of a Participant for purposes of this limitation and any similar dollar limitation


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elsewhere in the Plan, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of this limitation.

     1.13 "Employer" or "Employers" means, singly or collectively (as the case may be), (i) the Company and (ii) any Affiliate which is designated as a participating Employer by the Board and which adopts the Plan as provided in
Section 14.

     1.14 "Employer Contributions" means Basic Contributions, Supplemental Contributions and Matching Contributions.

     1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.16 "Family of Mutual Funds" means, as to (i) the Scudder Family of Funds and (ii) the Vanguard Group of Investment Companies, respectively, all of the mutual funds sponsored by Scudder or Vanguard (as the case may be) that are available for investment under the Plan.


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     1.17 "Insurance Contract" means any contract entered into by the Trustee, as contract holder, and an insurance company designated by the Investment Review Committee in accordance with Section 4.2.

     1.18 "Matching Contributions" means the contributions made on behalf of a Participant under Section 3.1.

     1.19 "Matching Contributions Account" means the separate account maintained on the books of the Plan with respect to the Participant's interest in the Fixed Income Fund attributable to Matching Contributions made on his behalf.

     1.20 "Normal Retirement Date" means the date on which the Participant attains age 65.

     1.21 "Participant" means a person who has become covered by the Plan as provided in Section 2 hereof and whose participation has not terminated thereunder.

     1.22 "Participant Contributions Account" means the separate account maintained on the books of the Plan with respect to the Participant's interest in the Fixed Income Fund attributable to his participant contributions to the Uniroyal Capital Accumulation Plan for Salaried Employees as in effect prior to January 1, 1983 and contributions to the Uniroyal Capital Accumulation Plan for Salaried Employees in lieu of the Uniroyal Savings Plan for Salaried Employees as in effect prior to January 1, 1983.


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     1.23 "Period of Severance" means a period beginning on the date a
Participant terminates Service, pursuant to the provisions of Section 1.27 and ending on his next date of employment with the Company.

     l.24 "Plan" means the Uniroyal Chemical Company, Inc. Retirement Reserve Fund Plan as in effect from time to time. The Plan is hereby designated as a profit sharing plan (but Employer Contributions due under the Plan shall be made without regard to the Employers' current or accumulated profits).

     1.25 "Retirement" means termination of employment by a Participant (other than by death) (a) on or after his Normal Retirement Date, (b) on or after the date on which he attains age 55 and has completed 10 years of Service, (c) by reason of the permanent closing of a plant or a section thereof when the sum of his age plus his years of Service equals 75 or more, or when the sum of his age plus his years of Service equals at least 74, after sufficient time has passed so that his added age brings such sum to 75, or (d) when the sum of his age plus his years of Service equals 80 or more.

     1.26 "Retirement Board" means the committee des- cribed in Section 10.1.

     1.27 "Service" means employment as an Associate, subject to the following:

     (a) An Associate's Service shall include the period from the later of January 1, 1979 and the date of


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commencement of his employment as an Associate (treating any period of employment with Uniroyal, Inc. prior to October 30, 1986 as employment as an Associate) to the date of his termination of such employment, subject to the provisions of this Section 1.27.

     (b) An Associate shall not be treated as having terminated Service during any period he is (i) on a leave of absence approved by the Employer, (ii) is absent on account of illness but has not yet terminated employment on account of Total and Permanent Disability, or (iii) is absent on account of service in the United States Armed Forces, to the extent that service credit for such period is required by applicable law; provided, however, that an Associate who is absent under (i) above shall be considered to terminate Service on the first anniversary of the date such absence begins or, if earlier, on such date as he quits, is discharged, retires or dies. Unless the terms and conditions of the absence provide otherwise, during a period of unpaid absence described above, an Associate may not become a Participant of the Plan, nor may contributions be made on his behalf to the Plan. During any period of paid leave of absence not in excess of two years, an Associate shall be treated for purposes of the Plan as though he were actively employed.

     (c) Any Associate shall receive Service credit for any period of employment with a predecessor to an Employer to the extent required by section 414(a)(1) of the Code or under regulations prescribed pursuant to section 414(a)(2) of the Code.

     (d) Any period during which an individual is employed by an Affiliate that is not an Employer (either before or after employment covered by the Plan) shall be treated as employment as an Associate for all purposes of the Plan, except that no person may become a Participant during any such period or have contributions made on his behalf for any such period. If an Associate transfers from employment with the Employer to employment with an Affiliate, his employment hereunder will not be deemed terminated until such time as he shall cease to be employed by any Affiliate. In the event that an Associate shall during any period be employed at the same time by an Employer and one or more Affiliates that are not Employers, he shall be treated for all purposes of the Plan as though his employment during such period were entirely with the Employer except that any compensation from the Affiliate shall be taken into account for Plan purposes only to the extent specifically provided in the Plan.


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     (e) Any period during which an individual is employed by a participating
Employer in a non-covered position (i.e., other than as an Associate), either before or after employment covered by the Plan, shall be treated as employment as an Associate for all purposes of the Plan, except that no person may become a Participant or have contributions made on his behalf during any such period.

     (f) Effective January 1, 1987, in the case of any person who is a "leased employee" of an Employer or an Affiliate, the entire period (whether before or after January 1, 1984) during which the individual performed services for the Employer or an Affiliate shall be treated in the same manner as a period of employment with an Affiliate other than an Employer, assuming such period is not being taken into account under any other provision of the Plan.

     A person who is performing services for an Employer (and is not a common-law employee of the Employer or an Affiliate) shall be considered a "leased employee" if:

          (i) such services are provided pursuant to an agreement between the Employer and any other entity (hereinafter referred to as the "leasing organization"),

          (ii) such person has performed the services for the Employer or an Affiliate (or a related company within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year,

          (iii) such services are of a type historically performed, in the business field of the Employer, by employees.

     Notwithstanding the foregoing, a person shall not be considered a leased employee if (A) he is covered by a plan maintained by the leasing organization that constitutes a safe harbor plan under section 414(n)(5) of the Code and (B) leased employees do not constitute more than 20 percent of the Employer's non-highly compensated work force. In applying the provision of this subparagraph (f), the Employer may rely upon a written certification by the leasing organization as to whether an individual is covered by a plan of the type described.

     (g) A Participant's number of years of Service shall equal the total number of calendar months during which he has any Service divided by 12.


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     1.28 "Supplemental Contributions" means contributions made by an Employer on behalf of a Participant under Section 3.3.

     1.29 "Supplemental Contributions Account" means the separate account maintained for a Participant on the books of the Plan with respect to the Participant's interest in the Plan attributable to Supplemental Contributions made on his behalf. Records shall be maintained as to the portion of a Participant's Supplemental Contributions Account invested in mutual fund shares and the portion invested in the Common Stock Fund.

     1.30 "Total and Permanent Disability" means a physical or mental injury or disorder as a result of which a Participant becomes entitled to long-term disability benefits under a long-term disability benefits program maintained by his Employer, with any such Participant's employment being considered to terminate on account of Total and Permanent Disability on the first day of the month next following the completion of 24 months of long-term disability benefit payments to him.

     1.31 "Trust Agreement" means the agreement entered into between the Company and the Trustee, as provided for in Section 4.4, as the same may be amended from time to time.

     1.32 "Trust" or "Trust Fund" means all the assets held under the Plan by the Trustee.


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     1.33 "Trustee" means the trustee or trustees selected by the Investment
Review Committee which may at any time be acting as Trustee under the Trust Agreement.

     1.34 "Valuation Date" means the close of business on the last business day of each month.

     Notwithstanding anything to the contrary elsewhere in the Plan, the following rules shall apply:

          (i) Where an amount is to be credited to a Participant's Supplemental Contributions Account as of a specified Valuation Date, such credit shall occur upon the actual investment of such amount in the applicable mutual fund or the Common Stock Fund, as the case may be, in accordance with the regularly established accounting procedures of such investment fund.

          (ii) Where a distribution or withdrawal is to be made from a Participant's Supplemental Contributions Account as of a specified Valuation Date, the Participant's Supplemental Contributions Account shall be adjusted upon the actual payment of such amount in accordance with the regularly established accounting procedures of the investment fund or funds involved, and if a distribution or withdrawal is to be based on a value of a Participant's Supplemental Contributions Account as of a specified Valuation


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

     Date, the amount of such distribution or withdrawal from the Participant's Supplemental Contributions Account shall be based on the actual value of such Account on the date of such distribution or withdrawal.

     1.35 "Year" means the Plan year, which shall be the calendar year.


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                                    SECTION 2

                          Eligibility and Participation

     2.1 Participation. Each person who on December 31, 1994, was a participant in the Uniroyal Chemical Company Retirement Reserve Fund Plan shall continue as Participant hereunder.

     Each other person who is or becomes an Associate on or after January 1, 1995, shall become a Participant in the Plan as of the later of (a) January 1, 1995, and (b) the first day of the month coincident with or next following his completion of one complete calendar month of service (except that (i) each person who becomes an Associate of Gustafson, Inc. after January 1, 1995 shall become a Participant in the Plan as of the first day of the month coincident with or next following his completion of one year of service, (ii) the rules of Appendix B shall apply with respect to Associates (including Gustafson associates) who are not regularly employed on a full-time basis and (iii) by written action, the Chairman of the Retirement Board may provide for a shorter service requirement than would otherwise apply, or eliminate any service requirement, as to any group of persons who become Associates in connection with an acquisition by an Employer, but such written action shall not apply to persons described in (ii) above unless it shall explicitly so provide).


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     2.2 Resumption of Participation after Suspension. If a Participant whose active participation in the Plan has been suspended in accordance with Section
1.27 during a period of employment in a non-covered status or with an Affiliate again becomes an Associate, he may resume active participation in the Plan as of the date of his resumption of Associate status.

     2.3 Termination of Participation. The participation of a Participant shall cease at such time as neither he nor his Beneficiary is entitled to any benefits under the Plan.

     If a person retires or otherwise terminates employment and is not reemployed by an Employer thereafter, the rights of such person, and his beneficiaries and others claiming rights under the Plan in respect of him, to retirement or other benefits under the Plan shall be governed by the applicable provisions of the Plan as in effect on or before the date such person retired or terminated employment, except (i) as otherwise required by law, (ii) to the extent the provisions of the Plan specifically provide otherwise or (iii) to the extent the provisions relate to the investment of Plan assets.


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                                    SECTION 3

                             Employer Contributions

     3.1 Matching Contributions. Each Employer (other than Gustafson, Inc.) shall contribute as a Matching Contribution to the Plan, on behalf of each Participant who is an Associate of such Employer, an amount equal to 33-1/3% of the Supplemental Contributions made on behalf of the Participant in each pay period that are not in excess of 6% of his Earnings.

     3.2 Basic Contributions. Each Employer shall contribute as a Basic Contribution to the Plan, on behalf of each Participant who is an Associate of such Employer, an amount equal to 4% (2%, if such Associate is a participant in the Uniroyal Chemical Company, Inc. Retirement Plan B) of the Participant's Earnings in each pay period; provided, however, that Basic Contributions made on behalf of a Participant who is an Associate of Gustafson, Inc. shall be an amount equal to 5% of such Participant's earnings in each pay period.

     3.3 Supplemental Contributions. A Participant may elect to have his Earnings for each pay period reduced by a whole percentage thereof, in order to have Supplemental Contributions made on his behalf by his Employer. The maximum amount of Supplemental Contributions permitted under the Plan shall be established from time to time by the Retirement Board; such amount shall be a uniform percentage


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for all Participants except that a lower percentage may be designated for
Associates who are highly compensated employees (as defined in Part B of Section 3.9). Each Employer shall make a Supplemental Contribution for each pay period, on behalf of each of its Associates who has elected an Earnings reduction hereunder, in the same amount as the Associate's reduction in Earnings for such pay period.

     An Earnings reduction election shall be made by written notice filed with the Retirement Board during the annual election period in the final quarter of each Year (which period shall be determined by the Retirement Board) and shall be effective January 1 of the following Year; provided, however, that an Associate who becomes a Participant at any time may file such notice with the Retirement Board during the first month in which he is a Participant in the Plan, to be effective as of the first day of the month coincident with or next following the date of such notice is filed. Any such reduction shall be accomplished through a ratable reduction in the Associate's Earnings for each payroll period the election is in effect.

     In the event that, for administrative reasons, actual Earnings reductions for any Year cannot be commenced in the payroll period in which an election is to become effective, any reductions missed shall be made up through a pro rata increase in the remaining reductions to be made during the Year. The amount of such increase shall be based on the


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assumption that the Associate will continue to be employed as an Associate during the remainder of the Year; if such employment in fact terminates during the Year, there will be no further make-up of such missed reductions.

     3.4 Change in Amount of Supplemental Contributions. A Participant may increase or decrease the rate of his Supplemental Contributions (within the limits set forth by the Retirement Board pursuant to Section 3.3), effective as of the beginning of any calendar quarter, by written notice filed with the Retirement Board on the Appropriate Form no later than the 15th day of the next preceding month. Except as provided herein and in Section 3.5, no change in the rate of Supplemental Contributions may be made.

     3.5 Suspension of Supplemental Contributions. A Participant may elect to suspend his Supplemental Contribu- tions by written notice filed with the Retirement Board on the Appropriate Form at least 30 days (or such shorter period as the Retirement Board may permit by uniform rule) prior to the first day of the payroll period in which such suspension is to be effective. Such Participant may thereafter resume making Supplemental Contributions as of the beginning of any calendar quarter by filing written notice with the Retirement Board on the Appropriate Form no later than the 15th day of the next preceding month.

     3.6 Additional Basic Contributions. In the case of a Participant (other than an Associate of Gustafson,


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Inc.) who was employed by Uniroyal, Inc. before January 1, 1979 and who (i) has not had a one year Period of Severance since such date and (ii) is not (and has not been since January 1, 1984) in the Highly-Paid Group (as defined in Section 3.9(B)), each Employer shall contribute, as an additional Basic Contribution to the Plan on behalf of each such Participant who is an Associate of such Employer, an amount equal to his Earnings in each pay period multiplied by a percentage based upon the number of years of "credited service" (with partial years of at least 6 months treated as a whole year) the Participant had under the Uniroyal, Inc. Retirement Plan B as of December 31, 1978 or would have had if he had been a participant in such plan from the date of his employment by Uniroyal, Inc. to December 31, 1978, determined in accordance with the following table:

               Years of                       Additional
       Credited Service under            Basic Contributions
   Uniroyal, Inc. Retirement Plan B           Percentage
   --------------------------------      -------------------
                   1                              .1%
                   2                              .2%
                   3                              .3%
                   4                              .4%
                   5                              .5%
                   6                              .6%
                   7                              .7%
                   8                              .8%
                   9                              .9%
                  10                             1.0%
                  11                             1.2%
                  12                             1.4%
                  13                             1.6%
                  14                             1.8%
                  15                             2.0%
                  16                             2.2%
                  17                             2.4%
                  18                             2.6%
                  19                             2.8%


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

                  20                             3.0%
                  21                             3.2%
                  22                             3.4%
                  23                             3.6%
                  24                             3.8%
                  25                             4.0%
                  26                             4.2%
                  27                             4.4%
                  28                             4.6%
                  29                             4.8%
                  30 or more                     5.0%

     3.7 Payment and Crediting of Contributions under Sections 3.1, 3.2, 3.3 and
3.6. Amounts due as Employer Contributions under Sections 3.1, 3.2, 3.3 and 3.6 for any pay period shall be remitted to the Trustee as soon as practicable after the end of the calendar month in which the paycheck is issued for such pay period. Amounts due under Sections 3.2 and 3.6 shall be credited to the Basic Contributions Account of the Participant, and amounts due under Section 3.1 shall be credited to the Matching Contributions Account of the Participant, as of the Valuation Date for such month, and amounts due as Supplemental Contributions on behalf of a Participant shall be credited to his Supplemental Contributions Account upon their investment in mutual fund shares or Common Stock in accordance with his investment election.

     3.8 Limitation on Employer Contributions. Notwithstanding the foregoing provisions of this Section 3, the contributions made by any Employer hereunder for any Year shall in no event exceed the amount deductible by it for Federal income tax purposes for such Year.

     3.9 Limitations with Respect to Supplemental Contributions. Notwithstanding the foregoing provisions of


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this Section 3, the following limits shall apply to Supplemental Contributions under the Plan.

     A. Dollar Limit. The total amount of Supplemental Contributions contributed on behalf of any Participant for any calendar year shall not exceed $9,240 (or such other amount as may be the maximum annual amount permitted under section 402(g) of the Code or other applicable law for such calendar year), less any amount previously contributed or to be contributed during such calendar year as elective deferrals pursuant to section 401(k) of the Code to another profit sharing or stock bonus plan maintained by an Employer or an Affiliate during such calendar year. Any Earnings reduction election made by a Participant shall be cancelled to the extent necessary to conform to such limit on the maximum amount of Supplemental Contributions. The amount as to which such reduction election is cancelled shall be paid to the Participant in cash.

     If, despite the foregoing, the aggregate elective deferrals pursuant to section 401(k) of the Code contributed during any calendar year for any Participant under the Plan and under other profit sharing or stock bonus plans maintained by an Employer or an Affiliate nevertheless exceed the maximum dollar amount permitted under section 402(g) of the Code, the amount of any such excess for the calendar year shall be distributed to the Participant from such plans no later than April 15 of the next following


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calendar year. If the Participant shall have made such contributions to more than one such plan, such distribution shall be made on a pro rata basis from the Plan and each such other plan, unless the Participant notifies the Retirement Board, in a notarized writing not later than March 1 following the close of the calendar year, that such distribution should be made from the Plan and each such other plan in some other proportion. In any case of excess deferrals as described above, the Participant shall be deemed to have notified the Plan that excess deferrals have been contributed on his behalf and shall be deemed to have designated such deferrals as excess deferrals.

     In addition, if a Participant notifies the Retirement Board in a notarized writing not later than March 1 following the close of the calendar year, that more than the maximum dollar amount permitted under section 402(g) has been contributed as Supplemental Contributions on his behalf for such year as a result of his participation in a qualified retirement plan of another employer and he designates the amount which constitutes an excess deferral under the Plan, the amount of any such excess Supplemental Contributions to the Plan for the calendar year shall be distributed to the Participant from his Accounts not later than April 15 of the next following calendar year.

     Any amount to be distributed from the Plan for any calendar year in accordance with the foregoing provisions of this Part A shall be adjusted to reflect gain or loss during


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such calendar year considered allocable to the excess Supplemental Contribution, but not gain or loss since the end of such calendar year. For this purpose, the gain or loss considered allocable to an excess Supplemental Contribution shall equal the total net gain or loss for the calendar year in the Participant's Supplemental Contributions Account, multiplied by a fraction the numerator of which is the amount of the Participant's excess Supplemental Contributions for the calendar year and the denominator of which is the sum of the aggregate balance in such Account at the beginning of such calendar year plus the aggregate of all Supplemental Contributions made to the Participant's Accounts for such calendar year.

     The amount of excess Supplemental Contributions that is to be distributed hereunder to a Participant from his Supplemental Contributions Account with respect to any calendar year shall be reduced by the amount of any excess contributions previously distributed to such Participant under Part B of this
Section 3.9 for such calendar year. In the event any such reduction shall be applicable, to the extent required by Treasury Regulations issued under section 402(g) or 401(k) of the Code, such prior distribution of excess Supplemental Contributions under Part B shall be treated as though it had been a distribution of excess Supplemental Contributions under this Part A.

     Any Matching Contributions that are made with respect to any Supplemental Contributions distributed


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hereunder shall be forfeited as of December 31 of the calendar year for which they were made. Such Matching Contributions shall be adjusted to reflect gain or loss in a manner comparable to the procedure described above. For purposes of determining whether Matching Contributions must be forfeited, in connection with a distribution of Supplemental Contributions for any period under this Section 3.9(A) or under Section 3.9(B), it shall be assumed that Matching Contributions for such period related to Supplemental Contributions for the Participant remaining in the Plan, to the extent thereof.

     B. Deferral Percentage Limit. In no event shall an Employer make Supplemental Contributions for Participants for any Year that would result in a violation of the deferral percentage limitation set forth below. The deferral percentage for eligible Associates who are "highly compensated employees" (the "Highly-Paid Group") shall not exceed the greater of (a) or (b) below:

          (a) the deferral percentage for the eligible Associates who are not in the Highly-Paid Group, times 1.25, or

          (b) the deferral percentage for the eligible Associates who are not in the Highly-Paid Group, times 2.0, but only if the deferral percentage for the eligible Associates who are in the Highly-Paid Group does not exceed the deferral percentage for eligible Associates who are not in the Highly-Paid Group by more than 2.0 percentage points.

     The deferral percentage for each of the above groups of eligible Associates for any Year shall be the average of the ratios, calculated separately for each eligible Associate in the particular group, of:

          (i) the aggregate amount of Basic Contributions under Section 3.2 (so long as such Contributions satisfy the requirements of section 1.401(k)-1(b)(5) of the Treasury Regulations) and Supplemental Contributions paid to the Plan on his behalf for such Year, to

          (ii) the eligible Associate's "compensation" paid by the Employer and its Affiliates for such Year (for those periods during which he is an eligible Associate).

     In applying the foregoing limitation at any time with regard to a particular Year, to the extent required by applicable Treasury Regulations issued under section 402(g) or 401(k) of the Code, Supplemental Contributions for such Year previously distributed to a Participant pursuant to Part A of this
Section 3.9, including Supplemental Contributions considered to have been thus distributed pursuant to the terms of such Part A, shall nevertheless be taken into account without regard to the fact that they have been distributed, except that Supplemental Contributions thus distributed pursuant to Part A to a Participant who is not in the Highly-Paid Group in order to conform to the requirements of section 401(a)(30), i.e., excess deferrals pursuant to section 401(k) of the Code contributed to plans maintained by an Employer or an Affiliate, shall not be taken into account for purposes of the foregoing limitation.

     Notwithstanding the foregoing, if an Employer aggregates two or more plans for the purpose of satisfying section 410(b) of the Code (other than section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of the deferral percentage limitation described above.

     For purposes of this Part B, "compensation" shall mean Earnings as defined in Section 1.12. For purposes of this Section, the term "highly compensated employee" shall be defined as provided in section 414(q)(1) through (11) of the Code. Notwithstanding the foregoing, if elected by the Company for any Year, the term "highly compensated employee" shall be defined for such Year by substituting $50,000 for $75,000 in section 414(q)(1)(B) and by disregarding section 414(q)(1)(C); provided, however, that the foregoing election shall not be available for a Year unless the Company, itself or through its Affiliates, maintained significant business activities and employed associates in at least two significantly separate geographic areas at all times during such Year.

     The following special rules shall apply in calculating the deferral ratio for any eligible Associate who is a "highly compensated employee":

          (i) If any such Associate is eligible to have contributions under section 401(k) of the Code made on his behalf under any other plan maintained by an Employer or an Affiliate for any Year, such deferral ratio shall be calculated for him for such Year as though such contributions made on his behalf under any such other plan (and any other employer contributions required to be taken into account under such other plan in applying the deferral rate requirement under section 401(k)(3) of the Code) were made under this Plan. In addition, such deferral ratio shall be calculated for such Year as though any compensation required to be taken into account in applying the test under section 401(k)(3) of the Code under such other plan that is not otherwise taken into account under this Part B were paid by the Employer to such Associate.

          (ii) In determining the above ratio for any Associate in the Highly Paid Group, the Basic Contributions under Section 3.2, Supplemental Contributions and compensation of such Associate shall include such Contributions and compensation of all of the Associate's "family members" covered under Code section 414(q)(6), with such family group to be considered a single highly compensated employee for purposes hereof. Such family members shall be disregarded in determining the deferral percentage for the eligible Associates who are not in the Highly-Paid Group. For purposes of the foregoing, (i) Contributions shall include contributions required to be taken into account in applying the deferral rate requirement under Code section 401(k)(3) under any other plan of the Employer or its Affiliates and (ii) compensation shall include compensation paid by an Affiliate of an Employer.

     The Retirement Board shall reduce, on a prospective basis, the maximum rate of Supplemental Contributions that may be elected by Participants who are in the Highly-Paid Group to the extent necessary to ensure that the foregoing limitations set forth in this Section 3.9 are not exceeded. In the event that as a result of any such decrease in the maximum permissible rate of Supplemental Contributions, an Earnings reduction election made by a Participant cannot be fully effectuated during any Year, the Participant's Earnings reduction election shall be cancelled to the extent necessary to conform to such decrease and the amount as to which such reduction election is cancelled shall be paid to him in cash.

     No Participant may elect a rate of Earnings reduction for any Year which the Retirement Board determines is likely to result in a deferral percentage that exceeds the limitations of this Section 3.9. To enforce this requirement, at the beginning of the first quarter and the beginning of the fourth quarter of each Year (or more frequently), the Retirement Board shall review the Earnings reduction elections made for such Year to determine whether the deferral percentage limitations of this Section 3.9 will be satisfied.

     To the extent that despite the foregoing, any Supplemental Contribution is made for a Participant in violation of the deferral percentage limit set forth above, such excess contributions, determined in accordance with section 1.401(k)-1(f)(2) of the Treasury Regulations, and taking into account any applicable rules relating to family aggregation (in accordance with section 1.401(k)-1(f)(5)(ii) of the Treasury Regulations), shall be distributed by the Plan to the Participants to the extent practicable by March 15th of the Year next following the Year in which such excess contributions were made, and in no event later than December 31st of the Year next following the Year for which such excess contributions were made; provided, however, that to the extent required under applicable Treasury Regulations issued under section 401(k) of the Code, any distribution required to be made to a Participant under this paragraph shall be reduced by any excess Supplemental Contributions previously distributed, including Supplemental Contributions considered to have been previously distributed, to the Participant pursuant to Part A of this
Section 3.9.

     The amount distributed to any Participant pursuant to the foregoing with regard to excess contributions for any Year shall be adjusted to reflect gain or loss during such Year considered allocable to such excess Supplemental Contributions, but not gain or loss since the end of such Year. For this purpose, the gain or loss considered allocable to such excess Supplemental Contributions shall equal the total net gain or loss for the Year in the Participant's Supplemental Contributions Account, multiplied by a fraction the numerator of which is the amount of the Participant's excess Supplemental Contributions for the Year and the denominator of which is the sum of the aggregate balance in such Account at the beginning of such Year plus the aggregate of all Supplemental Contributions made to the Participant's Account for such Year. Any amounts distributed to a Participant pursuant to this Section 3.9, including Part A hereof, shall be taken pro rata from a Participant's investment funds under the Plan. Any Matching Contributions that were made in respect of any Supplemental Contributions required to be thus distributed, adjusted for gain or loss in a manner comparable to the procedure described above, shall be forfeited as of December 31 of the Year for which they were made.

     The deferral percentages for eligible Associates in the Highly-Paid Group and for eligible Associates who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations; and the foregoing provisions of this Part B shall be interpreted and administered in accordance with such Treasury Regulations.

     3.10 Contribution Percentage Limitation for Matching Contributions. Notwithstanding the foregoing, in no event shall Matching Contributions be made on behalf of Participants for any Year in violation of the special limitations regarding contribution percentages set forth below.

     The contribution percentage for eligible Associates in the Highly-Paid Group shall not exceed the greater of (a) or (b) below:

          (a) the contribution percentage for eligible Associates who are not in the Highly-Paid Group, times 1.25, or

          (b) the contribution percentage for eligible Associates who are not in the Highly-Paid Group, times 2.0, but only if the percentage for eligible Associates in the Highly-Paid Group does not exceed the contribution percentage for eligible Associates who are not in the Highly-Paid Group by more than 2.0 percentage points.

     Notwithstanding the foregoing, if the deferral percentage for eligible Associates in the Highly-Paid Group under Part B of Section 3.9 satisfies the alternative set forth in clause (b) in the first paragraph of such Part B but does not satisfy clause (a) set forth therein, and the contribution percentage for eligible Associates in the Highly-Paid Group satisfies clause (b) above but does not satisfy clause (a), a special limitation shall apply. Under this limitation, the sum of the deferral percentages under Part B of Section 3.9 for the eligible Associates who are in the Highly-Paid Group plus the contribution percentages for such eligible Associates under this Section 3.10 may not exceed the greater of:

          (i) the maximum deferral percentage permissible for such Associates under clause (a) in such Part B plus the maximum contribution percentage permissible for such Associates under clause (b) above, and

          (ii) the maximum deferral percentage permissible for such Associates under clause (b) in such Part B plus the maximum contribution percentage permissible for such Associates under clause (a) above.

Any restriction in contributions required to comply with the foregoing special limitation, or to make such special limitation inapplicable, shall be applied under Part B of Section 3.9 (rather than under this Section 3.10) and shall be applied only to Associates who are eligible under the Plan for both Matching Contributions under Section 3.1 and Supplemental Contributions under Section 3.3.

     The contribution percentage for a specified group of Associates for a Year shall be the average of the ratios, calculated separately, for each Associate in such group of:

          (i) the aggregate amount of Matching Contributions made on his behalf for such Year, to

          (ii) the Associate's compensation paid by the Employer and its Affiliates for such Year, for periods during which he is an eligible Associate.

     Notwithstanding the foregoing, if an Employer aggregates two or more plans for the purpose of satisfying section 410(b) of the Code, other than section 410(b)(2)(A)(ii), such plans shall be treated as one plan for purposes of the contribution percentage limitation described above.

     The following special rules shall apply in calculating the contribution ratio for any eligible Associate who is a "highly compensated employee":

          (i) If any such Associate is eligible to make participant contributions or have matching employer contributions made for him under any other plan maintained by the Employer or an Affiliate for any Year, such ratio shall be calculated for him for such Year as though the participant contributions made by him and matching employer contributions made on his behalf under any such other plan were made under this Plan. In addition, such ratio shall be calculated for such Year as though any compensation required to be taken into account in applying the test under section 401(m) of the Code by such other plan that is not otherwise taken into account under this Section 3.10 were paid by the Employer to such Associate.

          (ii) In determining the above ratio for any Associate in the Highly-Paid Group, the Matching Contributions and the compensation of such Associate shall include the Matching Contributions and compensation of all of the Associate's "family members" covered under Code section 414(q)(6), with such family group to be considered a single highly compensated employee for purposes hereof. Such family members shall be disregarded in determining the contribution percentage for eligible Associates who are not in the Highly-Paid Group. For purposes of the foregoing, (i) Matching Contributions shall include participant contributions and matching employer contributions under any other plan of the Employer or its Affiliates and
     (ii) compensation shall include compensation paid by any Affiliate of an Employer.

     In determining the above ratios, Supplemental Contributions for all Participants shall be taken into account, to the extent permissible under section 401(m) of the Code and applicable Treasury Regulations, if this will reduce the extent of any failure to satisfy the above contribution percentage requirements, including the special limitation set forth above.

     If the contribution percentage for eligible Associates in the Highly-Paid Group would otherwise be more than the amount permitted under the above restrictions, the level of Matching Contributions on behalf of such Associates shall be reduced accordingly on a prospective basis.

     No Matching Contributions shall be made which the Retirement Board determines would result in the limitations of this Section 3.10 being exceeded. To enforce these requirements, at the beginning of the first quarter and the beginning of the fourth quarter of each Year (or more frequently), the Retirement Board shall review the levels of Supplemental Contributions being matched for such Year to determine whether the special limitations regarding contribution percentages will be satisfied.

     To the extent that despite the foregoing a violation of this Section 3.10 occurs, to the extent necessary to correct such violation, Matching Contributions that were made with regard to Supplemental Contributions, adjusted for gain or loss in the manner described below, shall be distributed to Participants, in accordance with section 1.401(m)-1(e)(2) of the Treasury Regulations and taking into account applicable rules relating to family aggregation, to the extent vested and shall be forfeited to the extent not vested by March 15 of the Year next following the Year for which such Contributions were made, to the extent practicable, and in no event later than December 31 of the Year next following the Year for which such Contributions were made.

     The amount distributed to a Participant under the next preceding paragraph with regard to excess contributions for any Year shall be adjusted to reflect the gain or loss during such Year considered allocable to such excess Matching Contributions, but not the gain or loss since the end of such Year. For this purpose, the gain or loss considered allocable to excess Matching Contributions shall equal the total net gain or loss for the Year in the Participant's Matching Contributions Account, multiplied by a fraction the numerator of which is the amount of the Participant's excess Matching Contributions for the Year and the denominator of which is the sum of the aggregate balance in such Account at the beginning of such Year plus the aggregate of all Matching Contributions made to the Participant's Account for such Year.

     The contribution percentages for eligible Associates in the Highly-Paid Group and for eligible Associates who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations. The foregoing provisions of this Section
3.10 shall be interpreted and administered in accordance with such Treasury Regulations.

     3.11 Statutory Limitations. Notwithstanding any provision of the Plan to the contrary, the maximum "Annual Addition", as hereinafter defined, to a Participant's Accounts during any Year shall not exceed the lesser of:

          (i) 25% of the Participant's "gross compensation" for the Year; or

          (ii) $30,000 (or such greater amount as is permissible under section 415(c)(1)(A) of the Code).

     The Annual Addition for a Participant shall be the sum of:

          (1) Employer Contributions allocated to the Accounts of such Participant for the Year, and

          (2) for purposes only of the dollar limitation specified in clause
     (ii) above, amounts allocated to an individual medical account (as defined in section 415(1)(2) of the Code) which is part of a defined benefit plan maintained by an Employer, and amounts attributable to post-retirement medical benefits that are allocated to the separate account of a key employee (as defined in section 419A(d)(3)) under a welfare benefit fund (as defined in section 419(e)) maintained by an Employer or an Affiliate.

     If any Participant hereunder is also a participant in another retirement plan which (a) is a "defined contribution" plan within the meaning of section 414(i) of the Code and (b) is maintained by an Employer or an Affiliate, the foregoing limitations shall be applied on an aggregate basis. The term "Affiliate" shall be modified for purposes of this Section 3.11 in accordance with section 415(h) of the Code. Any reduction in contributions under this Plan and any such other plan that is required to satisfy such limitations shall first be made in such other plan, to the extent possible.

     If any Participant hereunder is also a member of another employee retirement plan which is a "defined benefit" plan within the meaning of section 414(j) of the Code maintained by an Employer or an Affiliate, any reduction in benefits required to conform to the limits imposed by section 415(e) of the Code shall be made in such defined benefit plan.

     Notwithstanding anything elsewhere in the Plan to the contrary, any contributions distributed to a Participant in accordance with Part A of Section
3.9 in order to comply with the limitations imposed by such Section shall not be taken into account as an Annual Addition for the purposes of this Section 3.11. The Retirement Board shall adopt such uniform rules as it shall deem necessary, in accordance with applicable Treasury Regulations, with regard to coordination of the provisions concerning distribution of Supplemental

Contributions under Part B of Section 3.9 and Matching Contributions under
Section 3.10 with the provisions of this Section 3.11.

     For purposes of this Section 3.11, the term "gross compensation" for any Year shall mean Earnings as defined in Section 1.12, except that "gross compensation" shall not include any amounts excludable from gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     If as of the end of any pay period the Annual Addition for the Year for any Participant would otherwise exceed the maximum permitted under this Section 3.11, the Supplemental Contributions which would otherwise be made on behalf of the Participant for the pay period in which the applicable maximum would be exceeded shall be decreased to the extent necessary, as determined by the Retirement Board, to conform to such limitations. Any amount of Supplemental Contributions which cannot be contributed to the Plan as a result of any such reduction or cancellation shall be paid to the Participant directly in cash. If any of such Supplemental Contributions would have been matched, the Matching Contributions made on behalf of the Participant shall be reduced accordingly.

     Any Basic or Additional Basic Contributions for the Year shall be allocated to a Participant's Accounts only to the extent such allocation will not result in an Annual Addition in excess of the amount permitted under this Section 3.11.

     Subject to applicable Treasury Regulations, distributions of Supplemental Contributions may be made to the extent determined by the Retirement Board to be necessary to conform to the limitations imposed under this Section 3.11.

     3.12 Return of Employer Contributions. Notwithstanding the foregoing or any provision of the Plan to the contrary, to the extent permitted by applicable government regulations, upon the Employer's request, (a) a contribution made under the Plan by the Employer which was made by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution, and (b) a contribution made under the Plan by the Employer as to which a deduction under section 404 of the Code is disallowed shall be returned to the Employer within one year after such disallowance (to the extent disallowed). Any contribution made under the Plan by the Employer is hereby specifically conditioned upon the current deductibility of the contribution under section 404 of the Code and that, in accordance with Section 3.8, no contribution shall be made under the Plan by the Employer that is not currently deductible under such section 404. Any contribution to be returned to the Employer in accordance with clause (a) or (b) above shall be adjusted before return to the Employer to reflect investment losses, but not investment gains.

                                    SECTION 4

                           Investment of Contributions

     4.1 Investment Funds. The Trust Fund shall con- sist of (a) an investment fund to be known as the Fixed Income Fund which shall be invested as described in Section 4.2; (b) investments in mutual fund shares made in accordance with
Section 4.3A; and (c) investments in Common Stock made in accordance with
Section 4.3B (the "Common Stock Fund").

     4.2 Investment in the Fixed Income Fund. Basic Contributions and Matching Contributions made on behalf of a Participant (and amounts credited to a Participant's Basic Contributions Account as of January 1, 1990, pursuant to
Section 1.6) shall automatically be invested in the Fixed Income Fund. A Participant's Participant Contributions Account shall also be invested in the Fixed Income Fund. The assets of the Fixed Income Fund shall be invested in Insurance Contracts that contain provisions for a guaranteed repayment of principal to Participants (or on their behalf) plus interest at a specified annual rate for a specified period (subject, in each case, to such restrictions as may be provided in such Contracts), and contain such other provisions (not inconsistent with the forgoing) as the Investment Review Committee and insurance company shall consider appropriate. In addition, the assets of the Fixed Income Fund may be invested in any group trust fund maintained by a bank, and managed by the Trustee or an

Investment Manager appointed by the Investment Review Committee in accordance with Section 4.6, for the investment of assets of qualified retirement plans in insurance contracts that contain provisions for guaranteed repayment of principal plus interest at a specified period (and contain such other terms as the Trustee or Investment Manager shall consider appropriate). Any such group trust is hereby adopted as a part of this Plan to the extent that any such assets of the Plan are invested therein.

     Effective January 1, 1990, the assets of the Fixed Income Fund shall be held and invested as a single fund including those assets held prior to January 1, 1990, in separate subfunds of the Fixed Income Fund.

     Notwithstanding anything herein to the contrary, the Trustee in its discretion may temporarily transfer from time to time, pending investment in accordance with the foregoing provisions of this Section 4.2, any or all of the cash assets of the Fixed Income Fund to any common or collective trust fund or pooled investment fund maintained by the Trustee for the investment of assets of qualified retirement plans; provided, however, that any cash assets thus transferred shall be invested only in one or more special purpose investment funds established from time to time for the purpose of providing a vehicle for temporary investments of cash balances of participating trusts.

     4.3 Investment of Supplemental Contributions in Mutual Funds and the Common Stock Fund.

     Supplemental Contributions made on behalf of a Participant shall be invested, at the election of the Participant, in shares of mutual funds or in the Common Stock Fund. Each Participant shall direct the investment of Supplemental Contributions made on his behalf in one or more of the mutual funds determined by the Investment Review Committee to be available under the Plan or in the Common Stock Fund, provided that, within a Family of Mutual Funds, a Participant's Supplemental Contributions shall be invested in multiples of 25%. A Participant may change his investment directions as to future contributions, or may transfer his accumulated balances between investment funds within a Family of Mutual Funds, at any time, in accordance with the procedures of the applicable Family of Mutual Funds. A Participant may transfer his accumulated balances between the Families of Mutual Funds in April and September of each Year. The Common Stock Fund shall be deemed to be an investment fund (but not a mutual fund) in the Family of Mutual Funds available for investment through the Vanguard Group of Investment Companies, for purposes of the procedures applicable to such Family of Mutual Funds, relating to investment directions, changing investment directions for future contributions and transfers between funds. Notwithstanding the foregoing, (i) no more than one transfer involving the Common Stock Fund may be made within any 90-day period and (ii) transfers from any of the mutual funds into the Common Stock Fund shall be permitted during the month of November, 1996.

     A. Mutual Funds: From time to time, the Investment Review Committee will designate which mutual funds within each Family of Mutual Funds are available.

     B. Common Stock Fund: The Common Stock Fund will be invested entirely in Common Stock of Crompton & Knowles Corporation. To the extent that contributions to the Common Stock Fund are not made in shares of Common Stock, shares of Common Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan, to the extent and in such manner as shall be permitted by ERISA, (i) on the open market at prevailing market prices, or (ii) directly from Crompton & Knowles Corporation, if either treasury shares or authorized but unissued shares are available for sale to the Trustee at no more than the current market value. For purposes of this subsection, the current market value of Common Stock shall mean, with respect to any day, the last reported sales price of such stock on the New York Stock Exchange or, if Common Stock is not listed on such exchange, on the principal national securities exchange on which Common Stock is listed. Any purchase in accordance with (ii) above shall be made only at the close of business on a day on which the current market value of such stock can be determined. The Trustee may, at its discretion, maintain a portion of the

Common Stock Fund in cash or short-term investments to provide liquidity for distributions, transfers or other plan activity.

     Each Participant shall have the right to instruct the Trustee how to vote a number of full shares of Common Stock equivalent to the entire interest held by such Participant's Account in the Common Stock Fund as of the Valuation Date next preceding the record date for any meeting of stockholders of Crompton & Knowles Corporation. Upon timely receipt of instructions from the Participant as to the manner of voting shares allocable to his Account, the Trustee shall vote such shares in accordance therewith. All of the shares of such stock for which no instructions are received shall be voted by the Trustee in a uniform manner as a single block in accordance with the instructions received with respect to a majority of such shares for which instructions are received.

     In the event a tender or exchange offer shall be made for the outstanding common stock of Crompton & Knowles Corporation, there shall be distributed to each Participant a copy of any information to be distributed to shareholders of Crompton & Knowles Corporation in connection with such offer, and each Participant shall have the right to provide confidential instructions to the Trustee as to the manner in which to respond to such offer with respect to a number of full shares of Common Stock equivalent to the entire interest of such Participant's Account in the Common Stock

Fund as of the Valuation Date next preceding the date of such offer. Upon timely receipt of such instructions, the Trustee shall tender such shares as and to the extent so instructed. The Trustee shall not tender shares for which no instructions are received. The Trustee shall allocate the proceeds from any shares of Common Stock sold or exchanged in any tender or exchange offer to the Accounts of those Participants who directed the Trustee to sell or exchange such shares and shall invest such proceeds in accordance with the directions of each such Participant.

     The Company may suspend the purchase of Crompton & Knowles Corporation Common Stock to comply with applicable Federal securities laws and, in this event, amounts which would otherwise be used under the Common Stock Fund to purchase Crompton & Knowles Corporation stock shall be invested in short-term investments which the Trustee deems appropriate until the Company authorizes the resumption of purchase of such stock.

     C. General: The selection of a mutual fund or funds, or the Common Stock Fund, for investment is the sole responsibility of each Participant. The fact that various mutual funds and the Common Stock Fund are available to Participants for investment under the Plan is not to be construed as a recommendation for the allocation of amounts to a particular mutual fund or the Common Stock Fund, nor shall the designation of any mutual fund or the Common Stock Fund impose any liability on an Employer, its directors, officers or associates, the Trustee, the Retirement Board, the Investment Review Committee or any Participant in the Plan. Subject to any applicable provisions of law, each Participant assumes all risks connected with any decrease in the market value of shares in the mutual funds he has selected for investment or in the Common Stock Fund.

     4.4 Establishment of Trust. For the purpose of funding the Plan, the Company has entered into a Trust Agreement with the Trustee establishing a Trust. Under the Trust Agreement, the Trustee is to take and keep custody of all Plan assets held in the Trust, but is to have no discretionary responsibility for or control over the investment or management of such assets (other than the right to invest amounts allocated to the Fixed Income Fund within the provisions of Section 4.2).

     The Trustee may be removed at any time by the Board, in accordance with the provisions of the Trust Agreement, and a new Trustee appointed.

     The assets of the Trust shall be the sole source of payments to be made under the Plan.

     4.5 Investment Review Committee. The Investment Review Committee appointed by the Board of Directors of the Company shall be responsible for reviewing the investment performance of the Fixed Income Fund, the mutual funds and the Common Stock Fund. In addition to any other duties allocated to it elsewhere in the Plan, the Investment Review Committee shall receive and review all reports of the

Trustee, all insurance companies with which Fixed Income Fund assets are invested and all mutual funds in which Participants' Supplemental Contributions are invested, and shall report thereon to the Board.

     The Investment Review Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Investment Review Committee may appoint or employ such advisers or assistants as it deems necessary. The members of the Investment Review Committee shall serve without compensation for their services as such but the Company shall pay all expenses reasonably incurred by members of such Committee in discharge of their duties and shall indemnify such Committee and each member thereof to the full extent permitted by law and the by-laws of the Company. Vacancies in the Investment Review Committee arising by resignation, death, removal or otherwise shall be filled by the Board.

     4.6 Investment Manager(s) for Fixed Income Fund. The Investment Review Committee may appoint, as an Investment Manager for all or a portion of the Fixed Income Fund, any person who is either (1) a bank, (2) an insurance company or (3) an investment adviser, and who qualifies under section 3(38)(B) of ERISA. Each such person shall become an Investment Manager for the Plan upon its acknowledgment in writing that it is a fiduciary with respect to the Plan. If any Investment Manager is appointed under this Section, such Investment Manager shall have exclusive responsibility for the investment and management of such portion of the assets of the Fixed Income Fund as shall be determined from time to time by the Investment Review Committee (including the power to acquire and dispose of such assets). Each Investment Manager shall exercise its fiduciary responsibilities with respect to assets allocated to it, including without limitation any responsibility of diversification imposed by ERISA, as if such assets allocated to it constituted the entirety of the assets of the Fixed Income Fund; provided, however, that if the Investment Review Committee shall establish restrictions and guidelines for the investment and management of such assets that it shall be responsible for insuring such restrictions and guidelines complying with diversification requirements.

     The Investment Review Committee may at any time remove any person serving as an Investment Manager upon written notice to such person.

                                    SECTION 5

                                     Vesting

     5.1 Vesting. Except for his Matching Contributions Account, a Participant who is an Associate on or after January 1, 1990 shall have fully vested rights at all times to the value of his Accounts (including the value of his Basic Contributions Account attributable to amounts transferred from his Capital Accumulation Contributions Account as of January 1, 1990, if any).

     A Participant's rights to the value of his Matching Contributions Accounts shall vest in accordance with the following schedule:

================================================================================
                Years of Service                       Vested Percent
--------------------------------------------------------------------------------
Less than 2                                                   0%
--------------------------------------------------------------------------------
At least 2 but less than 3                                    33-1/3%
--------------------------------------------------------------------------------
At least 3 but less than 4                                    66-2/3%
--------------------------------------------------------------------------------
4 or more                                                     100%
--------------------------------------------------------------------------------

================================================================================

     Notwithstanding the foregoing, a Participant's rights to his Matching Contributions Accounts shall be fully vested upon (i) his reaching age 65 while employed by the Employer, (ii) his termination of employment by reason of death,
(iii) his termination of employment on account of Total and Permanent Disability, (iv) termination of the Plan or complete discontinuance of contributions to the Plan, or

(v) partial termination of the Plan, if such partial termination is applicable to the Participant.

     5.2 Forfeitures. If a Participant terminates employment other than by reason of retirement, Total and Permanent Disability or death and he does not have a fully vested interest under Section 5.1 above in his Matching Contributions Account, the nonvested portion of such Account shall be forfeited. Such forfeiture shall occur as of the fifth anniversary of his termination of Service or, if earlier, as of the date his vested interest in the Plan is paid to him.

     The value of any amounts thus forfeited, or forfeited under Section 8.14, by Participants shall be used as promptly as practicable to reduce future Employer Contributions to be made by the Employers.

     Notwithstanding the foregoing, if the Plan is terminated, or contributions thereunder permanently discontinued, any amount not previously applied to reduce Employer Contributions shall be allocated among all Participants in proportion to their Earnings for the Year in which such termination or permanent discontinuance occurs.

                                    SECTION 6

                                    Accounts

     6.1 Separate Accounts. The Retirement Board shall maintain for each Participant the following separate accounts:

          (a) a Participant Contributions Account,

          (b) a Basic Contributions Account,

          (c) a Supplemental Contributions Account,

          (d) a Matching Contributions Account.

The Retirement Board shall also maintain any other accounts and/or records it shall consider necessary for administration of the Plan, including a record of additional Basic Contributions made in accordance with Section 3.6.

     6.2 Valuation of Investment Funds and Account Balances. A Participant's Supplemental Contributions Account interest in the Common Stock Fund shall be represented by units in such Fund. The initial value of a unit at the time of the initial payment of amounts into the Common Stock Fund shall be $10.00. Thereafter, the value of a unit shall be redetermined on each date on which the value of the mutual funds is determined, based upon the value of the Common Stock Fund on such date and the number of outstanding units on such date. A Participant's number of units shall be adjusted, in accordance with the rules set forth in Section 1.34, to reflect contributions, withdrawals, distributions, loans or loan repayments.

     Subject to the foregoing and the provisions of Section 1.34 in the case of a Participant's Supplemental Contributions Account, the Accounts of each Participant shall be adjusted to reflect contributions, withdrawals, distributions, loans or loan repayments, income earned or accrued, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date.

     The value of the Fixed Income Fund shall be determined by the Trustee on the basis of market values as of each Valuation Date. Income earned or accrued, expenses and any increase or decrease in the value of the Fixed Income Fund since the preceding Valuation Date shall be proportionately credited to Participant's Account balances in the Fixed Income Fund, based on the Account balances in such investment fund as of the next preceding Valuation Date (after all adjustments required as of such Valuation Date).

                                    SECTION 7

                          Withdrawals During Employment

     7.1 Withdrawals After Age 59-1/2. A Participant who has reached age 59-1/2 may elect to withdraw, without a suspension penalty, all or any portion of the vested value of his Accounts as of any Valuation Date that is at least 30 days (or such shorter period as the Retirement Board may permit by uniform rule) after the date the Appropriate Form is filed with the Retirement Board (or within such other time as the Retirement Board determines in its sole discretion is appropriate). Any withdrawal of a specific dollar amount elected by a Participant under this Section 7.1 shall be made in the following order: (i) from the value of his Participant Contributions Account, if any, (ii) from the value of the Participant's Supplemental Contributions Account, (iii) from the value of his Basic Contributions Account and (iv) from the vested value of his Matching Contributions Account.

     7.2 Hardship Withdrawals. Subject to the restrictions set forth below, a hardship withdrawal may be made by a Participant from his Supplemental Contributions Account by filing the Appropriate Form with the Retirement Board. Any such withdrawal shall be permitted only on account of an immediate and heavy financial need of the Participant and only in an amount necessary to satisfy such financial need.

     The existence of an immediate and heavy financial need, and the amount necessary to meet such need, will be determined by the Retirement Board in accordance with the standards set forth below.

     For purposes hereof, an immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:

          (1) Unreimbursed medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code);

          (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3) Payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents;

          (4) Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence; and

          (5) Payment of funeral and other expenses incurred in connection with the death of a member of the Participant's family, and similar emergency expenses.

     A hardship withdrawal shall be considered to be necessary to meet such an immediate and heavy financial need only under the following circumstances:

          (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (that cannot be satisfied by distributions and/or non-taxable loans of the types described in clause (2) below); and

          (2) the Participant has obtained (or requested) all distributions other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or any Affiliate.

     In the event of any hardship distribution to a Participant hereunder, such Participant may not make Supplemental Contributions to the Plan, or after-tax or salary reduction contributions to any other qualified or nonqualified plans of deferred compensation maintained by the Employer or its Affiliates, during the twelve calendar months immediately following the effective date of such hardship withdrawal, and may not make Supplemental Contributions to the Plan, or salary reduction contributions to any other tax-qualified plans maintained by the Employer or its Affiliates, for the Participant's taxable year immediately following the taxable year of the hardship withdrawal, in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Participant's Supplemental Contributions to the Plan and any salary reduction contributions under any other tax-qualified plans maintained by the Employer or its Affiliates for the taxable year of the hardship distribution. A similar suspension shall apply if the Participant receives a hardship withdrawal under any other tax-qualified plan maintained by an Employer or any Affiliate in respect of which such suspension penalty applies under such other plan.

     The foregoing provisions shall be applied on a uniform and nondiscriminatory basis and shall be subject to such changes as the Retirement Board may deem to be necessary at any time to comply with Treasury Regulations or other rules issued under section 401(k) of the Code.

     The total amount withdrawn under this Section 7.2 may not exceed an amount equal to the sum of (i) the value of his Supplemental Contributions Account on December 31, 1988, plus (ii) the dollar amount of his Supplemental Contributions for periods on and after January 1, 1989 under the Plan.

     Any withdrawal under this Section 7.2 shall be made as of the Valuation Date that is coincident with or next following the date the Retirement Board determines that a hardship exists, with actual payment of the amount withdrawn to be made as promptly as practicable after such Valuation Date.

     7.3 General Rules. Notwithstanding anything to the contrary in this Section 7, all withdrawals by Participants shall be subject to the following conditions:

          (i) A Participant may not replace any amounts withdrawn under this
     Section 7.

          (ii) Any suspension periods hereunder shall run concurrently.

          (iii) Any amounts withdrawn under this Section 7 shall be paid to the Participant in cash (except that, at the Participant's election, distributions from the Common Stock Fund may be made in kind).

          (iv) Any withdrawal of a portion of a Participant's Supplemental Contributions Account shall be made from the Common Stock Fund and/or the mutual fund or funds specified by the Participant.

          (v) A Participant may not withdraw from his Accounts any amount that is invested in a loan as described in Section 16, except in the case of a Participant who is making a withdrawal of his entire interest in the Plan.

          (vi) In the event a Participant shall make a withdrawal under Section
     7.1 from Accounts that are only partially vested, his remaining interest in such Accounts for purposes of any subsequent withdrawal, distribution or loan shall be adjusted, in accordance with applicable regulations under section 411 of the Code, to reflect such earlier withdrawal.

                                    SECTION 8

                               Payment of Benefits

     8.1 General. In the event of the termination of employment of a Participant for reasons other than death, subject to the provisions of Section 8.7, the vested value of his Accounts as of the Valuation Date coincident with or next following his Normal Retirement Date (or, if later, the date he actually terminates employment) shall be paid to him in a lump sum as of such date (with actual payment to be made as soon as practicable thereafter, but in no event later than the 60th day after the close of (i) the Year in which the Participant attains his Normal Retirement Date or, if later, (ii) the year in which he actually terminates employment).

     Notwithstanding the foregoing, any Participant who terminates employment before his Normal Retirement Date may elect, by written notice to the Retirement Board on the Appropriate Form prior to his termination of employment, to have the vested value of his Accounts distributed to him in a lump sum (or have annuity payments commence under Section 8.2, if applicable) as of the Valuation Date coincident with or next following his termination of employment, with actual payment to be made as soon as practicable thereafter.

     Any Participant who does not make such an election to receive an accelerated benefit may thereafter elect, by at least 30 but not more than 90 days' advance notice, to be paid his retirement benefits as of any subsequent Valuation Date preceding his Normal Retirement Date by filing with the Retirement Board the Appropriate Form.

     Notwithstanding the foregoing, any Participant who terminates employment by reason of Retirement may elect prior to his termination of employment to defer payment of the value of his Accounts until any Valuation Date after his Normal Retirement Date but not later than the last Valuation Date of the Year in which he attains age 70-1/2, in which case his Accounts will be valued as of such date, with such payment as soon as practicable thereafter. If a Participant makes a deferral election pursuant to this paragraph, he may later elect by at least 30 but not more than 90 days' prior written notice to the Retirement Board on the Appropriate Form, to receive the value of his Accounts as of any earlier Valuation Date occurring after his termination of employment.

     Notwithstanding the foregoing provisions of this Section 8, if any Participant continues employment after age 70-1/2, his Accounts shall be distributed to him or used to purchase an annuity (if applicable) commencing as of the last Valuation Date of the calendar year in which he attains age 70-1/2 (or, if earlier, as of the Valuation Date coincident with or next following his termination of employment), with actual payment to be made as promptly as practicable thereafter; provided, however, that payments to any Participant who attained age 70-1/2 during 1988 and is not a 5% or greater owner of an Employer shall be distributed commencing as of the last Valuation Date in 1989 (or such earlier date as may apply if he terminates employment before such Valuation Date). Any such Participant who continues employment after age 70-1/2 shall continue to be eligible to have Employer Contributions made on his behalf while employed, with the value of his Accounts as of the last Valuation Date in each subsequent year to be distributed to him (or to his Beneficiary, in the event of his death) in a lump sum as promptly as practicable thereafter. The foregoing shall not apply in the case of any Participant who attained age 70-1/2 prior to January 1, 1988, other than a Participant who is a 5% or greater owner (as defined in section 416(i)(1) of the Code) of an Employer.

     If a contribution is made for a Participant who has terminated employment, after the vested value of his Accounts has been distributed to him (or to his Beneficiary in the case of his death) under the Plan, he (or his Beneficiary) shall receive a supplemental payment equal to such contribution (with such payment to be made as soon as practicable after the date the contribution is made).

     8.2 Optional Forms of Payment. Subject to the provisions of Section 8.3 and 8.7, in lieu of a lump sum payment, a Participant who was a Participant in the Plan on December 31, 1989 and terminates employment may elect, by written notice to the Retirement Board on the Appropriate Form filed not later than the date as of which his benefits are to commence (and not more than 90 days prior to such date), to have an amount equal to the vested value of his Accounts (as of the Valuation Date coincident with or next following the date as of which his benefits are to commence) paid through the purchase and distribution to the Participant (as of such date) of a nontransferable commercial annuity contract providing a straight life annuity, a joint and survivor annuity or any other form of annuity involving a life annuity that is available under an Insurance Contract.

     Notwithstanding the foregoing, the following restrictions shall apply to any form of benefit under this Section or Section 8.3:

          (A) such benefit must be payable (1) over a period not exceeding the life of the Participant or lives of the Participant and his designated Beneficiary, (2) over a period not in excess of the Participant's life expectancy or the life expectancy of the Participant and his designated Beneficiary (determined as of the date his benefits commence, notwithstanding any change in the Participant's Beneficiary thereafter) or
     (3) in a combination of (1) and (2) above; and

          (B) no annuity payment may be selected under which benefits would be payable over a period that exceeds the greater of (i) the life of the Participant or the lives of the Participant and his spouse, or the Participant's life expectancy or the joint and survivor's life expectancy of the Participant and his spouse (whether or not, in any such case, his spouse is his designated joint annuitant) or (ii) the longest period whereby the actuarial value of the payments to made to the Participant exceeds 50% of the aggregate amount in the Participant's Accounts, determined in any such case as of the date his benefits commence.

     Any optional form of payment election shall also comply with the proposed regulations under section 401(a)(9) (including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of such proposed regulations) or any successor regulations.

     8.3 Statutory Joint and Survivor Annuity. Notwithstanding the foregoing, and subject to the provisions of Section 8.7, any Participant who (a) is married on the date as of which his benefits are to commence under Section 8.1 and (b) elects a life annuity under Section 8.2 shall automatically be deemed to have elected a joint and survivor annuity benefit as of such date in respect of the portion of his interest in the Plan payable pursuant to such annuity benefit election, with 50% of the Participant's annuity benefit to be paid to his spouse after his death (hereinafter sometimes referred to as the "Statutory Joint and Survivor Annuity"), unless he shall have filed a written notice with the Retirement Board, within 90 days before the date as of which his benefits are to commence, effectively waiving such Statutory Joint and Survivor Annuity and electing payment in another form of annuity under Section 8.2. Any subsequent change (by a Participant who previously elected payment under Section 8.2 and filed a waiver) to a different form of annuity or in the person designated (as Beneficiary or otherwise) to receive any amounts due under a form of annuity on the death of the Participant under Section 8.2 shall not be effective unless a new waiver of the Statutory Joint and Survivor Annuity (containing the notarized consent of the Participant's spouse, as described below) is filed with the Retirement Board.

     Any waiver of the Statutory Joint and Survivor Annuity filed by a Participant shall be effective only if the consent of the Participant's spouse to such waiver (and election of an alternative form of benefit, including the designation of any person or persons entitled (or contingently entitled) to receive benefits upon the death of the Participant) shall be indicated thereon in writing; provided, however, that no such consent shall be necessary if the alternative form of payment elected is a joint and survivor annuity, with the Participant's spouse to receive, as the joint annuitant, a benefit equal to more than 50% of the Participant's annuity benefit or if no such consent is required because (i) such spouse could not be lo-cated, (ii) the Participant and such spouse are legally separated, (iii) the Participant has been abandoned by such spouse (within the meaning of local law) and has a court order to such effect or (iv) of such other circumstances as may be prescribed by Treasury Regulations. Any such consent shall be irrevocable and must explicitly acknowledge the effect of the waiver and must be notarized.

     Any election made by a Participant waiving the Statutory Joint and Survivor Annuity provided hereunder may itself be revoked in writing not later than the date as of which his benefits are to commence, effective as of the date of such revocation. If a waiver is thus revoked, another waiver may be made in accordance with the foregoing provisions of this Section 8.3.

     In the case of any Participant who elects a form of annuity involving a life annuity, the Retirement Board shall prepare a notice which shall describe in general terms (i) the form of Statutory Joint and Survivor Annuity provided under this Section 8.3, (ii) the Participant's right to waive such Annuity and to revoke any such waiver, (iii) the rights of the Participant's spouse with respect to such Annuity, (iv) the general financial effect of waiving the Annuity and of revoking any such waiver and (v) the other optional forms of benefit available. Such notice shall also describe the Participant's right to request further financial information concerning the effect of waiving such Annuity, as described below. Such notice shall be furnished by mail or personal delivery to each Participant no earlier than 90 days and no later than 30 days prior to the date on which his benefits are to commence (or such other time as shall be permitted by applicable Treasury Regulations) or by such other means as the Retirement Board shall select that conforms to the requirements of ERISA (including permanent posting at a location or locations customarily used for Employer notices to associates). If a Participant shall so request in writing at least 30 days prior to the date as of which his benefits are to commence, the Retirement Board shall furnish to the Participant (by mail or personal delivery), within 30 days after the Participant's request, the additional information required by applicable Treasury Regulations; provided, however, that the Retirement Board need not comply with more than one such request. Notwithstanding anything elsewhere in the Plan to the contrary, if the Retirement Board is thus required to furnish such additional information, a Participant's benefit shall not begin until the 91st day after such additional information is furnished.

     The Retirement Board shall interpret the provisions of this Section 8.3 in such manner, and shall take such administrative actions hereunder, as shall be necessary to comply with applicable provisions of ERISA.

     For purposes of this Section 8.3, a Participant's "spouse" shall mean the person to whom the Participant is married on the date as of which his benefits are to commence (without regard to whether the marriage terminates at some later date). In connection with the commencement of his benefits, each Participant who elects a benefit involving a life annuity shall file a written statement with the Retirement Board indicating whether he is married (and shall notify the Retirement Board of any subsequent change in his marital status occurring on or before the date as of which his benefits commence).

     The Retirement Board may delay the commencement of the benefits of a Participant or any other person until such Participant or other person shall have furnished the Retirement Board with such information as it may reasonably require to provide benefits payable in accordance with the terms of the Plan, including such information as it may require to administer the provisions of the Plan relating to the Statutory Joint and Survivor Annuity.

     If a married Participant shall elect a form of annuity under Section 8.2 and thereafter elects a lump sum payment, any such election shall require spousal consent as described above. If any such election shall be effective, the provisions of this Section 8.3 shall not thereafter be applicable to such Participant (unless he again elects a form of annuity under Section 8.2) and any benefits due on his death shall be payable in accordance with Section 8.5.

     8.4 Death Prior to Commencement of Benefits. If a Participant's death occurs prior to the payment of his benefits, subject to the provisions of
Section 16.6 in the event of a Participant's death with a loan outstanding, the vested value of the Participant's interest in the Plan (as of the Valuation Date coincident with or next following the date of the Participant's death) shall be paid to his Beneficiary in a lump sum as promptly as practicable after such Valuation Date.

     8.5 Death After Commencement of Benefits. If a Participant dies after commencement of his benefits but prior to the distribution of his full interest in the Plan, the value of his remaining interest in the Plan shall be paid to his Beneficiary, at the same time and in the same manner as distributions would have been paid to the Participant had he not died.

     8.6 Beneficiary. Each Participant may designate a Beneficiary (along with contingent and alternate Beneficiaries, if desired) to whom, in the event of his death, any benefit due hereunder shall be payable. Any such Beneficiary designation may be changed by a Participant at any time. A designation or change of Beneficiary shall be made by a notice in writing filed with the Retirement Board prior to the Participant's death. If a Participant dies without a surviving designated Beneficiary, his Beneficiary shall be the person or persons in the first surviving of the following classes of beneficiaries then surviving: (a) his spouse, (b) his children (per stirpes), (c) his parents, (d) his brothers and sisters and (e) the Participant's estate.

     Notwithstanding the foregoing, if a Participant dies with a surviving spouse, such spouse shall be the Participant's Beneficiary (subject to the provisions of Section 16.6 in the event of a Participant's death with a loan outstanding) and any designation of another person (or persons) as the Participant's Beneficiary in accordance with the foregoing provisions shall not be effective unless (i) the spouse consented to such designation in the manner provided below or (ii) no such consent was necessary because (a) such spouse could not be located, (b) the Participant and such spouse were legally separated, (c) the Participant had been abandoned by such spouse (within the meaning of local law) and a court order had been issued to such effect or (d) because of such other circumstances as may be prescribed in Treasury Regulations; provided, however, that a spouse's rights hereunder shall, in accordance with the provisions of Section 8.9, be subject to the requirements of any "qualified domestic relations order" (as defined therein); and provided, further, that this Section 8.6 shall not apply to benefits payable under Section
8.2 on the death of any Participant who prior to his death shall have commenced to receive benefits pursuant to Section 8.2.

     Any spousal consent to a designation of Beneficiary hereunder must be given in writing at the time of such designation, must acknowledge the effect of such Beneficiary designation and must be witnessed by a notary public. Any such spousal consent shall be irrevocable.

     If any payment is made under the Plan to any Beneficiary, in reasonable reliance on (i) a written statement by the Participant that he was unmarried,
(ii) a spousal consent that on its face conformed to the requirements set forth above or (iii) evidence establishing to the Retirement Board's satisfaction that a Participant's spouse could not be located at the time of a Beneficiary designation (or that the spouse's consent was unnecessary because of other circumstances), the Plan's liability for death benefits shall be satisfied to the extent of such payment (and the Plan shall have no liability to any spouse to such extent).

     The Retirement Board may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Account of a deceased Participant as the Retirement Board may deem proper and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive (subject to applicable provisions of law).

     8.7 Small Benefits. Notwithstanding anything in the Plan to the contrary, in the event that the total vested value of a Participant's Accounts does not exceed $3,500 as of the Valuation Date coincident with or next following the date he terminates employment for any reason (including death), and such total vested value did not exceed $3,500 as of any prior Valuation Date that was the effective date of any prior distribution (including any withdrawal), such total vested value shall be paid to the Participant (or his Beneficiary) in a lump sum as soon as practicable after such Valuation Date.

     8.8 Form of Payment. Any distribution to or on behalf of a Participant shall be in the form of cash (except that, at the Participant's election, distributions from the Common Stock Fund may be made in kind).

     8.9 Limitation of Assignment. It is a condition of the Plan, and all rights of each Participant, Beneficiary and joint annuitant shall be subject thereto, that except as specifically permitted by applicable Treasury Regulations no right or interest of any Participant, Beneficiary or joint annuitant in the Plan and no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such right, interest or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right, interest or benefit, except as specifically provided in the Plan. Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, all benefits shall be paid under the Plan which are required to be paid under the terms of any domestic relations order constituting a "qualified domestic relations order" under ERISA, in such manner and to such person or persons as such order shall specify. The Retirement Board shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

     8.10 Associates' Right to Employment. The establishment of the Plan shall not be construed as conferring any rights upon any Associate or any person to a continuation of employment, nor shall it be construed as limiting in any way the right of an Employer to discharge any Associate or to treat him without regard to the effect which such treatment might have upon him as a Participant under the Plan.

     8.11 Distributions on Behalf of Incapacitated Persons. If any person entitled to receive any benefits hereunder is, in the judgment of the Retirement Board, legally, physically or mentally incapable of personally receiving and giving a receipt for any distribution, the Retirement Board may direct that any distribution due him, unless claim has been made therefor by a duly appointed legal representative, be made to his spouse, children or other dependents, or to a person with whom he resides, and any distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

     8.12 Determination as to Payment of Benefits by Retirement Board. Subject to the provisions of applicable law, the determination of the Retirement Board as to the identity of the proper payee of any benefit payment from the Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

     8.13 Income Tax Withholding. Any retirement benefit payment made under the Plan will be subject to any applicable income tax withholding requirements. For this purpose, the Retirement Board shall provide the Trustee with any information that the Trustee needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.

     8.14 Inability to Locate Payee. If the Retirement Board is unable, after making reasonable efforts, to locate the Participant or Beneficiary to whom the benefits are payable, the Accounts of such Participant or Beneficiary in all investment funds shall be forfeited as of the last day of the Year next following the Year in which such benefits first become payable. For this purpose, the Retirement Board will be deemed to have been unable, after making reasonable efforts, to locate a payee if (i) a written notice has been sent to such person's last known address, by first class or certified mail, notifying him of his eligibility to receive a benefit under the Plan, and the payee has not responded to such written notice within 90 days and (ii) a notification has been sent to the Pension Benefit Guaranty Corporation or the Social Security Administration, under their respective programs to identify payees under retirement plans, and to the Internal Revenue Service, under its program to contact persons for humanitarian purposes, and the payee has not responded within six months thereafter. The benefit of any person whom the Retirement Board is unable after the foregoing or other reasonable efforts to locate shall in any event be forfeited no later than the date by which distributions are required to have commenced under section 401(a)(9) of the Code.

     If such Participant or Beneficiary subsequently makes proper claim to the Retirement Board for such forfeited amount, the amount of each such Account shall be restored to the appropriate investment fund, as of the

Valuation Date next following the Retirement Board's determination that such claim is correct. Such recrediting shall in no event be taken into account in applying any contribution limitations under the Plan. Any amounts that are to be thus recredited shall be provided by a special Employer contribution equal to such amount, and shall be payable to such Participant or Beneficiary in accordance with the terms of the Plan, commencing as promptly as practicable thereafter.

     Any amounts forfeited under this Section 8.14 as of the last day of any Plan Year shall be applied as promptly as practicable to the obligations of the forfeiting Participant's Employer to make Employer Contributions.

     8.15 Limitations on Certain Distributions. Notwithstanding anything contained elsewhere in the Plan, no amounts shall be distributed from a Participant's Supplemental Contributions Account earlier than the time permitted under section 401(k)(2)(B) of the Code.

     8.16 Direct Rollover Distributions From the Plan. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision in any other Section of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a Participant or other distributee under the Plan may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     Any such election shall be made at the time and in the manner prescribed by the Retirement Board and shall be subject to any uniform restrictions or limitations (permissible under section 401(a)(31) and other applicable Code provisions) that the Retirement Board may impose under rules adopted by it.

     Any benefit payment made under the Plan that is not in the form of a direct rollover as described above shall be subject to any applicable income tax withholding requirements. To the extent and in the manner required by section 402(f) of the Code, each distributee who is to receive an eligible rollover distribution from the Plan shall be notified of the special Federal income tax provisions applicable to such distribution.

     For purposes of this Section, the following definitions shall apply:

     (a) An "eligible rollover distribution" is any lump-sum payment or other distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any life annuity or other distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) A "distributee" includes a Participant (whether or not he has terminated employment). In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     8.17 Termination of Employment as a Result of the Sale of Assets or Stock. If, as the result of the sale of assets or stock, a Participant shall no longer be employed by either an Employer or an Affiliate but shall not have incurred a "separation from service" for purposes of section 401(k) of the Code, such Participant shall not be considered to have terminated employment for purposes of the Plan; provided, however, that the following special rules shall apply to such Participant if such sale is of a type described in section 401(k)(10) of the Code;

          (i) he may receive a lump sum distribution of the vested value of his Accounts if such distribution occurs by the end of the second calendar year after the calendar year in which the sale occurs, but he shall not be eligible for any withdrawals under Section 7 during such period;

          (ii) he shall be treated as having terminated employment for purposes of repayment of any outstanding loan; and

          (iii) after the expiration of the period described in clause (i) above, and assuming he has not taken a distribution in accordance with such clause, he shall be eligible for withdrawals under

     Section 7 but he shall not be eligible for other distributions under the Plan until he has incurred a separation from service.

                                    SECTION 9

                                  Reemployment

     If a person shall resume his employment with an Employer after having previously terminated employment for any reason, (i) any benefit payment due to him under the Plan shall be suspended (unless he has attained age 70-1/2 at the time he resumes employment), (ii) his Service credit at the time of his prior termination shall be reinstated as though such termination had not occurred,
(iii) he shall immediately be eligible to resume active participation in the Plan if he was a Participant at the time of his prior termination, and may resume having Supplemental Contributions made for him as of the first day of any month, upon 30 days' advance notice (or such shorter notice period as the Retirement Board may permit by uniform rule) to the Retirement Board on the Appropriate Form, (iv) if he was not a Participant at the time of his prior termination, he shall become a Participant in accordance with Section 2.1 of the Plan, taking into account any Service reinstated pursuant to clause (ii) above, and (v) if he is reemployed on or before the first anniversary of the date of his prior termination (and within 12 months of his last day of active work with an Employer), the period between his prior termination and his reemployment shall be treated as a period of Service for all purposes of the Plan (other than determining contributions). Notwithstanding the foregoing, there shall be no reinstatement of amounts forfeited by the Participant on account of a prior termination of Service, except that if (a) on account of any such prior termination of Service he forfeited his interest in his Capital Accumulation Contributions Account (as a result of a termination of Service occurring before January 1, 1990) or his interest in his Matching Contributions Account in accordance with Section 5.2, (b) he resumes Service hereunder on or before the fifth anniversary of the date of his prior termination and (iii) he repays in cash, within five years after the date he resumes Service, the full distribution he received at his prior termination of Service, then an amount equal to the amount he forfeited shall be recredited to his Accounts (but such recrediting shall in no event be subject to, or included in applying, the limitations imposed under Section 3), as of the Valuation Date coincident with or next following the date such repaid amount is remitted to the Trustee. Any amounts which are to be recredited as herein provided shall be taken first from any forfeitures pursuant to Sections 5.2 and 8.14, and, if any amounts remain to be recredited, they shall be provided through a special contribution by his Employer. Any amounts repaid by a Participant hereunder shall be recredited to the Accounts from which they were previously distributed and shall be invested in the investment funds in which new contributions to such Accounts are being invested at such time.

     For purposes of determining the date of a Participant's prior termination of Service under this Section, a Participant who is absent from work on account of maternity or paternity shall not be treated as having terminated Service before the second anniversary of the date such absence commenced. For purposes hereof, an absence on account of maternity or paternity shall mean an absence from work (i) by reason of the Participant's pregnancy or the birth of the Participant's child, (ii) by reason of the placement of a child with the Participant in connection with the Participant's adoption of such child or (iii) for purposes of caring for such child for a period beginning immediately after such birth or placement; provided, however, that no credit shall be given under this Section 9 for such maternity or paternity absence unless the Participant furnishes to the Retirement Board (within 90 days after the commencement of such maternity or paternity absence or within such other period as the Retirement Board may specify) such information as the Retirement Board shall require to establish that such Participant's absence was on account of a birth or placement described in this paragraph.

                                   SECTION 10

                           Administration of the Plan

     10.1 Retirement Board. The Plan shall be administered by a committee of at least three persons, to be known as the Retirement Board, the members of which shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. Vacancies in the Retirement Board arising by resignation, death, removal or otherwise shall be filled by the Board.

     The Retirement Board shall be the plan administrator and shall have fiduciary responsibility for the general operation of the Plan; provided, however, that the Retirement Board shall have no responsibility for or control over the investment or management of Plan assets.

     10.2 Powers and Duties. Subject to the foregoing, the Retirement Board shall have the power and the duty to take all action and to make all decisions that shall be necessary or proper in order to carry out the provisions of the Plan and, without limiting the generality of the foregoing (subject as aforesaid), the Retirement Board shall have the following fiduciary powers and duties:

          (a) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan and the transaction of the Retirement Board's business;

          (b) to construe the Plan and to determine all questions of fact that may arise hereunder, including the discretionary fiduciary authority to interpret the terms of the Plan and to decide all questions concerning the eligibility of any person to participate in the Plan, the right to and the amount of any benefit payable under the Plan to or on behalf of any individual and the date on which any individual ceases to be a Participant, and any such construction or determination shall be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan; and

          (c) to establish and maintain a claims procedure pursuant to which any Participant or Beneficiary whose claim for benefits under the Plan has been denied shall be given (i) notice in writing of such denial (including the reasons therefor) and (ii) a reasonable opportunity to have full review of such denial by the Retirement Board.

     The Retirement Board, in making any determinations or constructions required hereunder and in exercising any discretionary power, shall treat Participants in like circumstances in like manner.

     In addition to the foregoing, the Retirement Board shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

     10.3 Action of Retirement Board. The Retirement Board shall act by a majority vote at a meeting of its members at which a quorum is present or by action in writing of a majority of its members at the time in office without a meeting. The number of members constituting a quorum shall be determined from time to time by the Board. The Retirement Board may by such majority action allocate to any one or more of its members any responsibility it may have under the Plan or designate any other person or persons to carry out any responsibility of the Retirement Board under the Plan. The Retirement Board may appoint or employ such advisers or assistants as it deems necessary. The members of the Retirement Board shall serve without compensation for their services as such but the Company shall pay all expenses reasonably incurred by members of the Retirement Board in discharge of their duties and the Company shall indemnify the Retirement Board and each member thereof to the full extent permitted by law and the by-laws of the Company.

     10.4 Restrictions on Members. Members of the Retirement Board (and other persons who are fiduciaries with regard to the Plan) may serve in more than one fiduciary capacity with respect to the Plan.

     A member of the Retirement Board who is also a Participant shall not vote or act upon any matter relating solely or primarily to himself.

     10.5 Expenses. All expenses reasonably incurred in the administration of the Plan, including the expenses of the Retirement Board, the Trustee's fee and other proper expenses of the Trust, shall be paid by the Trustee out of the appropriate investment fund's assets (either directly or through reimbursement of an Employer for any expenses paid by the Employer), except to the extent that the Employers shall otherwise provide for such payment directly. The Employers may not reimburse the Trustee for expenses of administering the Plan that have been paid from the Trust Fund.

     10.6 Special Section 16(b) Restrictions. The Retirement Board shall have the right to adopt and enforce such special Plan restrictions with respect to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 as the Retirement Board shall deem are necessary or appropriate to exempt certain Plan transactions from the requirements of Section 16.

                                   SECTION 11

                                 The Trust Fund

     All assets of the Plan shall be held as a Trust Fund under the Trust Agreement with the Trustee (in accordance with Section 4 hereof) for the exclusive benefit of Participants and their Beneficiaries under the Plan and for paying the expenses of the Plan. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (including the payment of Plan expenses). No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to, or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

                                   SECTION 12

                              Amendment of the Plan

     The Plan may be amended at any time by resolution or other written action of the Board (or by written action of the Retirement Board, to the extent it is authorized by resolution of the Board to amend the Plan, with any such Board resolution to be considered to be incorporated in the terms of the Plan, in all respects as though it were fully set forth herein); provided, however, that:

          (a) No amendment or modification can be made which would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan or for the payment of the expenses of the Plan; and

          (b) No amendment or modification may be made which shall increase the duties or liabilities of the Trustee without its written consent.

                                   SECTION 13

                           Discontinuance of the Plan

     13.1 Termination of the Plan. The Plan may be terminated at any time, in whole or in part, by resolution of the Board. Written notice of any such termination shall be given promptly to the Employers, the Retirement Board and the Trustee. In the event of any such termination or complete discontinuance of contributions under the Plan, no further contributions shall be made by the Employers and the value of the Accounts of all Participants shall be fully vested, but the Plan shall otherwise be administered as though it were in full force and effect. If the Trust Fund subsequently is terminated, the provisions of Section 13.2 shall then apply.

     13.2 Termination of the Trust. If the Plan is terminated pursuant to
Section 13.1 and the Board determines that the Trust should be terminated, written notice of such determination shall be given to the Employers, the Retirement Board and the Trustee, and the value of all Accounts of Participants shall be distributed through lump-sum payments (which shall be paid as promptly as practicable, to the extent permitted by law).

     13.3 Partial Termination of the Plan. If at any time the Plan is terminated with respect to any group of Associates under such circumstances as to constitute a partial termination of the Plan within the meaning of section 411(d)(3) of the Code, no further contributions shall be made by or on behalf of the Participants affected by the partial termination, and the value of such Participants' Accounts shall be fully vested and nonforfeitable but the Plan shall otherwise be administered as though such partial termination had not occurred; provided, however, that the Board, in its discretion, may direct that an amount equal to the portion of each investment fund under the Plan that is allocable to the Participants as to whom such termination occurred be segregated by the Trustee as a separate plan and trust and that the funds thus allocated to such separate trust be applied for the benefit of such Participants in the manner described in this Section 13.

     13.4 Mergers, Consolidations and Transfers. No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

                                   SECTION 14

                     Participation in the Plan by Affiliates

     14.1 Adoption of Plan by Participating Employers. Any Affiliate of the Company and any other entity may, with the consent of the Board, become a participating Employer under the Plan by adopting the Plan for some or all of its Associates. Such Affiliate, or other entity shall thereupon be included in the Plan as an Employer, and shall be bound by all the terms thereof as they relate to its Associates. Any contributions provided for in the Plan and made by such Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement. With the approval of the Company, a participating Employer may elect to have special provisions apply with respect to its eligible Associates. Such special provisions, which may differ from the provisions of the Plan applicable to Associates of other Employers, shall be stated in the Plan text or in an Exhibit to the Plan.

     14.2 Withdrawal by Participating Employer. In the event that an Affiliate of the Company which has become an Employer pursuant to the provisions of
Section 14.1 shall cease to be an Affiliate, such entity shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement (unless the Board and the board of directors of such entity shall otherwise provide).

     Any one or more of the Employers (other than the Company) may voluntarily withdraw from the Plan by giving prior notice in writing of such intention to withdraw to the Board and to the Retirement Board.

     Upon any withdrawal by an Employer, the amounts standing to the credit of Participants employed by such Employer shall be set aside as a separate trust fund, to be held pursuant to a plan whose initial terms shall be the same as the terms of the Plan on the date of such withdrawal, except that such Employer shall become the "Company" thereunder and such separate plan shall cover only employees of such Employer.

     Notwithstanding the foregoing provisions of this Section 14.2, if Associates of an Employer cease to be eligible to have contributions made on their behalf to the Plan by reason of any such withdrawal by an Employer, the Retirement Board may elect to continue to hold under the Plan the Trust assets allocable to the withdrawing Employer (in lieu of segregation of such assets) and to apply the same in accordance with otherwise applicable provisions of the Plan so that Associates of the withdrawing Employer shall be treated as terminated Associates if they are no longer employed by a continuing Employer or an Affiliate and shall be considered to have transferred to noncovered status if they are employed after such withdrawal by a continuing Employer or an Affiliate.

                                   SECTION 15

                              Top-Heavy Provisions

     15.1 General. If the Plan is or becomes a Top-Heavy Plan in any Year (as determined on the last day of the preceding Year, based on the value of Plan benefits on such date), the provisions of this Section 15 shall supersede any conflicting provisions of the Plan. The provisions of this Section 15 shall be applied separately with respect to each Employer and its Affiliates.

     15.2 Definitions. For purposes of this Section 15, the following definitions shall apply:

          (a) "Key Associate" shall mean any Associate who is a key employee within the meaning of section 416(i) of the Code, and any Associate who is not a Key Associate (including Associates who are former Key Associates) shall be a Non-Key Associate.

          (b) "Top-Heavy Plan" shall mean the Plan for any calendar year in which the Top-Heavy Ratio for the Plan's Aggregation Group exceeds 60%.

          (c) "Top-Heavy Ratio" shall mean the ratio of (i) the account balances (in the case of a defined contribution plan) and present value of accrued benefits (in the case of a defined benefit plan) for Key Associates under all plans in the Aggregation Group to (ii) the account balances and present value of accrued benefits for all Associates in all plans in the Aggregation Group, calculated in accordance with section 416 of the Code and regulations thereunder.

          (d) "Aggregation Group" means the Plan and any other plan of the Company or an Affiliate which either (i) covers a Key Associate or (ii) is required to be aggregated with the Plan or any such other plan in order for any such plan to satisfy the requirements of section 401(a)(4) or 410(b) of the Code, together with any other plan of the Company or any Affiliate but only if such inclusion would cause the Plan to not be a Top-Heavy Plan and the resulting Aggregation Group would satisfy the requirements of sections 401(a)(4) and 410(b) of the Code.

     15.3 Minimum Allocation. Except as provided below, for any Year in which the Plan is a Top-Heavy Plan, an additional Employer contribution shall be allocated on behalf of any Participant who is a Non-Key Associate to the extent that the aggregate Employer contributions made on his behalf (not taking into account for this purpose Supplemental Contributions made on his behalf) would otherwise be less than the lesser of (i) three percent of compensation (defined for purposes of this Section 15 in accordance with section 415 of the Code) or

(ii) the largest Employer contribution, as a percentage of the maximum amount of the Key Associate's compensation that may be taken into account under section 401(a)(17) of the Code (as described in Section 1.12 of the Plan) allocated on behalf of any Key Associate for that Year. Such additional allocation shall be made even though the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to have Supplemental Contributions made on his behalf to the Plan.

     The provisions of the preceding paragraph shall not apply to any Participant who was not employed by an Employer on the last day of the Year.

     The minimum allocation under this Section 15.3 shall not apply to any Participant who is covered by any other plan or plans of an Employer to the extent such plan or plans provide that the minimum allocation or retirement benefit applicable to Top-Heavy Plans shall be met in such plan or plans.

     15.4 Change in Section 415 Limitations. If the Plan becomes a Top-Heavy Plan, the reduction in benefits set forth in the Plan to comply with section 415(e) of the Code shall be made in accordance with section 416(h) of the Code.

                                   SECTION 16

                                      Loans

     16.1 Amount of Loans. Effective January 1, 1994, upon the request of a Participant who is employed by the Company (and to the extent required by Department of Labor Regulations, any former associate of the Company who is a Participant), the Retirement Board (or such other persons as may be designated by the Retirement Board) shall direct that a loan be made to a participant in an amount from the Participant's Supplemental Contributions Account, subject to the restrictions set forth herein.

     A Participant may not have more than one loan outstanding at any time. The amount of any loan made under this Section 16 shall not be less than $1,000.

     No loan to a Participant hereunder may exceed the lesser of:

     (i) $50,000, reduced by the greater of (a) the outstanding balance of loans considered to have been made from the Plan to the Participant on the date the loan is made, or (b) the highest outstanding balance of loans from the Plan to the Participant during the one- year period ending on the day before the date the loan is made (not taking into account any payments made during such one-year period);

     (ii) one-half of the value (on the date the loan is applied for) of the Participant's Supplemental Contributions Account balance reduced by the outstanding balance of loans considered to have been made from the Plan to the Participant on such date; or

    (iii) the amount of the Participant's Supplemental Contributions Account that is not invested in the Common Stock Fund.

     For purposes of the restrictions set forth in the next preceding paragraph, any loan from any other tax-qualified plan maintained by the Company or any Affiliate shall be treated as if it were a loan made from the Plan and the Participant's vested interest under any such other plan shall be considered a vested interest under this Plan; provided, however, that the provisions of this paragraph shall not be applied so as to allow the amount of a loan under this Section to exceed the amount that would otherwise be permitted in the absence of this paragraph.

     For purposes of this subsection, a loan shall be considered to be made as of the Valuation Date for the calendar month in which the loan is approved by the

Retirement Board (or such other persons as may be designated by the Retirement Board).

     16.2 Security for Loan. Any loan to a Participant under the Plan shall be secured by the pledge of the portion of the Participant's interest in the Plan invested in such loan.

     16.3 Interest Rate Charged. Each loan shall bear interest at a rate equal to one percentage point above the prime rate (rounded up, in the case of a rate that is not a multiple of .5%, to the nearest .5%), as published in The Wall Street Journal, on the first business day of the calendar month in which the loan is approved by the Retirement Board (or such other persons as may be designated by the Retirement Board).

     16.4 Spousal Consent Requirement. In the case of a Participant who is married on the date on which he executes a promissory note in respect of a loan, such loan shall not be effective unless the Participant obtains the notarized consent of his spouse (in the form and manner, and subject to the exceptions, described in Section 8.3) to such loan.

     16.5 Repayment of Loans. The total term of any loan shall be a multiple of six months; provided, however, that the term of any loan hereunder shall not be less than six months and shall not be greater than five years, except that any loan to a Participant the proceeds of which are to be used to acquire a principal residence of the Participant within a reasonable time of the granting of the loan may be for a term of up to fifteen years. The foregoing proviso shall apply only if the Retirement Board (or such other persons as may be designated by the Retirement Board), receives evidence satisfactory to it, within such period as the Retirement Board shall prescribe, that the proceeds of the loan are being used for the purpose specified therein.

     Repayments of loans shall be made by payroll deduction of equal amounts (comprised of both principal and interest) from each paycheck, with the first such deduction to be made as promptly as practicable following the date loan funds are disbursed; provided, however, that a Participant may prepay the entire outstanding balance of his loan at any time (but may not make a partial prepayment). In the event that a payroll deduction cannot be made in full because the Participant is on an unpaid leave of absence or for any other reason, the Participant shall pay directly to the Plan the amount that would have been deducted from the Participant's paycheck (if it had been sufficient), with such payment to be made on the last business day of the month in which the amount would have been deducted.

     Notwithstanding the foregoing, if the Participant is no longer employed on the date the loan proceeds are disbursed, the principal and interest on the loan will be paid in equal consecutive installments, with the first payment to be due and payable on the last business day of the month in which the loan funds are disbursed and subsequent payments to be due and payable on the last business day of each month thereafter.

     In the event that prior to full payment of a loan under this Section 16 a distribution becomes payable to or on account of a Participant by reason of his termination of employment for any reason (including death) or the Participant becomes entitled to a distribution of benefits on account of attaining age 70-1/2, the loan (or an appropriate portion thereof) shall be distributed, to the extent that the Participant's remaining interest in the Plan is insufficient to provide the required distribution.

     Notwithstanding anything above to the contrary, except to the extent prohibited under applicable Department of Labor regulations, in the event that prior to full repayment of a loan under this Section 16 a Participant terminates employment for any reason (including death), such loan shall become due and immediately payable in full.

     16.6 Default on Loan. In the event a Participant fails to make four consecutive loan repayments or in the event a Participant fails to make at least one payment within each ninety-day period, a default on the loan shall occur. In the event of such a default, all remaining payments on the loan shall be immediately due and payable.


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

Effective as of the first day of the calendar month next following the month in which any such loan default occurs, the interest rate for such loan shall be (if higher than the rate otherwise applicable) the rate being charged on loans from the Plan that are approved by the Retirement Board (or such other persons as may be designated by the Retirement Board) in the month in which such default occurs.

     In the case of any default on a loan to a Participant, the Retirement Board shall apply the portion of the Participant's interest in the Plan held as security for the loan in satisfaction of the loan on the earliest possible date. In addition, the Retirement Board shall take any and all legal action it shall consider necessary or appropriate to enforce collection of the unpaid loan, with the costs of any legal proceeding or collection procedure to be charged to the Accounts of the Participant.

     Notwithstanding anything else in the Plan to the contrary, in the event a loan is outstanding hereunder on the date of a Participant's death, his estate shall be his Beneficiary as to the portion of his interest in the Plan invested in such loan (with his Beneficiary or Beneficiaries as to the remainder of his interest in the Plan to be determined in accordance with otherwise applicable provisions of the Plan).

     16.7 Manner of Making Loans. A request by a Participant for a loan shall be made in writing to the

Retirement Board (or such other persons as may be designated by the Retirement Board) within the first fifteen days of any calendar month and shall specify the amount and term of the requested loan, and if the term of the loan requested exceeds five years, such request shall include a statement confirming that the loan proceeds will be used for the purpose of acquiring a principal residence for the Participant. Any loan made under this Section 16 shall be taken solely from a Participant's Supplemental Contributions Account, and loan amounts shall not be taken from a Participant's interest in the Common Stock Fund.

     The terms and conditions on which the Retirement Board (or such other persons as may be designated by the Retirement Board) shall approve loans under the Plan shall be applied on a uniform and nondiscriminatory basis with respect to all Participants. If a Participant's request for a loan is approved by the Retirement Board (or such other persons as may be designated by the Retirement Board), the Retirement Board shall furnish the applicable mutual funds with written instructions directing that the loan be made in cash to the Participant. Subject to the foregoing, such payment shall be made from the amounts in the Trust Fund credited to the Supplemental Contributions Account of the Participant (and the amounts credited to the Participant in such Account shall be appropriately reduced). In making any loan under this Section 16, the mutual funds shall be fully entitled to rely on the instructions furnished by the Retirement Board, and shall be under no duty to make any inquiry or investigation with respect thereto.

     Notwithstanding anything herein to the contrary, if a Participant shall not execute all the documents required in connection with a loan within twenty days after such documents are furnished to him, his loan application shall be considered to have been withdrawn and shall be of no further effect.

     Any loans under this Section 16 shall be taken pro rata from the mutual funds (but not the Common Stock Fund) in which a Participant's Supplemental Contributions Account is invested, except as may be otherwise provided by uniform and nondiscriminatory rules adopted by the Retirement Board. In its discretion, the Retirement Board may direct that a Participant's Supplemental Contributions Account be charged reasonable fees for the processing and administration of loans, provided that such fees are applied to Participants on a uniform and nondiscriminatory basis.

     16.8 Accounting for Loans. A loan to a Participant shall be considered an investment of a segregated sub-account of the Participant's Supplemental Contributions Account. All loan repayments to such separate account shall be allocated to a Participant's Supplemental

Contributions Account. All loan repayments shall be reinvested in the Common Stock Fund and the mutual funds available under the Plan in the same manner as current contributions to a Participant's Supplemental Contributions Account.

                                   SECTION 17

                              Construction of Plan

     The validity of the Plan or of any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of New York and ERISA.

     Titles to Sections are for general information only and the Plan is not to be construed by reference thereto.

     The masculine pronoun includes the feminine and the singular form includes the plural wherever such usage would apply.


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

                                   Appendix A

                Special Provisions Applicable to Former Employees
                        of BP Performance Polymers, Inc.

     Any employee of BP Performance Polymers, Inc. who becomes an Associate on February 10, 1994 shall receive credit for his service with BP Performance Polymers, Inc. for purposes of determining the date of his commencement of participation in the Plan pursuant to Section 2.1, but not for any other purpose.

                                   Appendix B

                    Special Provisions Applicable to Persons
                Employed on other than a Regular Full-Time Basis

     Notwithstanding anything else in the Plan to the contrary, the following special provisions shall apply to any Associate who is not regularly employed on a full-time basis including any Associate employed on a seasonal or temporary basis ("Part-Time Associates").

     A Part-Time Associate who is not a Participant on December 31, 1994, shall become a Participant in the Plan on the first day of the calendar month (after December 31, 1994) coincident with or next following the close of either (a) the twelve months beginning on the date his employment commences, if he renders at least 1,000 Hours of Service during such twelve months or (b) a calendar year (beginning after the date his employment commences) during which he renders at least 1,000 Hours of Service.

     "Hour of Service" means each hour for which an Associate is paid, or entitled to payment, by an Employer, for the performance of services. An Associate shall also be credited with Hours of Service for (i) any non-work period (occurring prior to termination of employment) for which he is paid, or entitled to payment, by an Employer on account of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, and (ii) all periods of compulsory service in the Armed Forces of the United States of America, provided the Associate returns to employment within three months following the date upon which he becomes eligible for separation from active duty in the Armed Forces (or such longer period during which his employment rights are protected by law). Hours of Service credited for a period described under (ii) shall be based on the Participant's customarily scheduled working hours.

     Notwithstanding the foregoing, to the extent required by ERISA, if an Associate terminates employment and is paid (or entitled to payment), for a period beginning immediately thereafter, by an Employer for one of the reasons listed in (i) above (and would not otherwise be entitled to credit for such period), he shall continue to be credited with Hours of Service, for purposes of paragraph 1 of this Appendix B until the earlier of (a) the cessation of such payments or (b) the date he has been credited with 501 Hours of Service since his last day of active work.

     For purposes of this Appendix the following rules shall apply:

          (1) A payment shall be deemed to be made by, or due from, an Employer whether such payment is made by the Employer directly, or is made indirectly through a trust fund or an insurer (or other entity) to which the Employer contributes or pays premiums (regardless of whether such contributions or premiums are for the benefit of particular Associates or are on behalf of a group of Associates in the aggregate); provided, however, that any payment made or due (a) under a plan maintained solely to comply with applicable unemployment compensation, workmen's compensation or disability insurance laws (or any similar law), or (b) solely to reimburse an Associate for medical or medically related expenses incurred by the Associate (or a member of his family) shall not be considered to be direct or indirect compensation paid or due from the Employer;

          (2) An Associate shall be considered to be entitled to pay for any hour during any of the periods described above in respect of which back pay is either awarded or agreed to by an Employer (irrespective of mitigation of damages); and

          (3) With respect to a Part-Time Associate who is employed full-time on a seasonal or temporary basis, his Hours of Service credit for any such seasonal or temporary period of full-time employment shall be calculated by crediting him with 45 Hours of Service in respect of each calendar week in such period for which he is entitled to be credited with at least one Hour of Service.

     The number of Hours of Service to be credited in accordance with the foregoing, and the calendar year (or other applicable computation period) to which such Hours are credited, shall be determined by the Retirement Board in accordance with the rules set forth in Labor Department Regulations 2530.200b-2(b) and (c).